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                                                                  EXECUTION COPY
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                             FLEMING COMPANIES, INC.

                                             ISSUER

                                       TO

                     MANUFACTURERS AND TRADERS TRUST COMPANY

                                             TRUSTEE

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                             GUARANTORS


                              ---------------------



                                    INDENTURE


                            Dated as of July 25, 1997


                              ---------------------



                                  $250,000,000


                   10 5/8% Senior Subordinated Notes due 2007


===============================================================================

                            FLEMING COMPANIES, INC.

               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
                 OF 1939 AND INDENTURE, DATED AS OF JULY 25, 1997



TRUST INDENTURE
  ACT SECTION                                          INDENTURE SECTION


Section 310(a)(1).......................................    607(a)
           (a)(2).......................................    607(a)
           (b)..........................................    607(b), 608
Section 312(c)..........................................    701
Section 314(a)..........................................    703
           (a)(4).......................................    1008(a)
           (c)(1).......................................    102
           (c)(2).......................................    102
           (e)..........................................    102
Section 315(b)..........................................    601
Section 316(a)(last
           sentence)....................................    101 ("Outstanding")
           (a)(1)(A)....................................    502, 512
           (a)(1)(B)....................................    513
           (b)..........................................    508
           (c)..........................................    104(d)
Section 317(a)(1).......................................    503
           (a)(2).......................................    504
           (b)..........................................    1003
Section 318(a)..........................................    111


---------------
     Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS

SECTION                                                                     PAGE

PARTIES....................................................................... 1
RECITALS OF THE COMPANY....................................................... 1

                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.  Definitions...................................................   2
           "Acquired Indebtedness"..........................................   2
           "Act"............................................................   2
           "Affiliate"......................................................   3
           "Asset Sale".....................................................   3
           "Average Life to Stated Maturity"................................   3
           "Bankruptcy Law".................................................   3
           "Banks"..........................................................   3
           "Board of Directors".............................................   3
           "Board Resolution"...............................................   4
           "Borrowing Base Amount"..........................................   4
           "Business Day"...................................................   4
           "Capital Lease Obligation".......................................   4
           "Capital Stock"..................................................   4
           "Change of Control"..............................................   4
           "Change of Control Purchase Date"................................   5
           "Change of Control Purchase Offer"...............................   5
           "Change of Control Purchase Price"...............................   5
           "Change of Control Triggering Event".............................   5
           "Commission".....................................................   5
           "Common Stock"...................................................   5
           "Company"........................................................   5
           "Company Request" or "Company Order".............................   6
           "Consolidated"...................................................   6
           "Consolidated Fixed Charge Coverage Ratio".......................   6
           "Consolidated Income Tax Expense"................................   6
           "Consolidated Interest Expense"..................................   6
           "Consolidated Net Income"........................................   7
           "Consolidated Net Sales".........................................   7
           "Consolidated Net Worth".........................................   7

-------------------
NOTE: THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE A PART OF THE INDENTURE.

SECTION                               ii                                    PAGE

           "Consolidated Non-Cash Charges"..................................   8
           "Consolidated Tangible Assets"...................................   8
           "Consolidated Total Assets"......................................   8
           "Corporate Trust Office".........................................   8
           "Currency Agreements"............................................   8
           "Custodian"......................................................   8
           "Default"........................................................   8
           "Defaulted Interest".............................................   8
           "Depositary".....................................................   9
           "Designated Senior Indebtedness".................................   9
           "Disinterested Director".........................................   9
           "Equity Interest"................................................   9
           "Event of Default"...............................................   9
           "Exchange Act"...................................................   9
           "Exchange Notes".................................................   9
           "Exchange Offer".................................................   9
           "Exchange Offer Registration Statement"..........................   9
           "Excluded Non-Cash Charges"......................................   9
           "Fair Market Value"..............................................  10
           "Fixed Rate Senior Note Indenture"...............................  10
           "Fixed Rate Senior Notes"........................................  10
           "Floating Rate Senior Note Indenture"............................  10
           "Floating Rate Senior Notes".....................................  10
           "Generally Accepted Accounting Principles" or "GAAP".............  10
           "Guaranteed Debt"................................................  10
           "Guaranteed Obligations".........................................  10
           "Holder".........................................................  11
           "Indebtedness"...................................................  11
           "Indenture"......................................................  11
           "Initial Notes"..................................................  11
           "Interest Payment Date"..........................................  12
           "Interest Rate Agreements".......................................  12
           "Investee Store".................................................  12
           "Investment".....................................................  12
           "Investment Grade"...............................................  12
           "Joint Venture"..................................................  12
           "Lien"...........................................................  13
           "Liquidated Damages".............................................  13
           "Maturity".......................................................  13
           "Medium-Term Notes"..............................................  13
           "Medium-Term Notes Indenture"....................................  13
           "Moody's"........................................................  13

SECTION                              iii                                   PAGE


           "Net Proceeds"...................................................  13
           "Net Property and Equipment".....................................  13
           "New Credit Agreement"...........................................  13
           "9 1/2% Debentures"..............................................  14
           "9 1/2% Debentures Indenture"....................................  14
           "Non-Payment Default"............................................  14
           "Non-Recourse Debt"..............................................  14
           "Note Guarantee".................................................  14
           "Notes"..........................................................  14
           "Notes due 2004".................................................  14
           "Notes due 2004 Indenture".......................................  14
           "Obligations"....................................................  14
           "Offering".......................................................  15
           "Officers' Certificate"..........................................  15
           "Opinion of Counsel".............................................  15
           "Outstanding"....................................................  15
           "PARI PASSU Indebtedness"........................................  16
           "Paying Agent"...................................................  16
           "Payment Blockage Notice"........................................  16
           "Payment Default"................................................  16
           "Permitted Consideraton".........................................  16
           "Permitted Indebtedness".........................................  16
           "Permitted Investment"...........................................  19
           "Permitted Junior Securities"....................................  20
           "Permitted Liens"................................................  20
           "Permitted Receivables Financing"................................  22
           "Person".........................................................  22
           "Predecessor Note"...............................................  22
           "Preferred Stock"................................................  22
           "Prior Indentures"...............................................  22
           "Public Equity Offering".........................................  22
           "Qualified Capital Stock"........................................  23
           "Qualified Finance Subsidiary"...................................  23
           "Qualified TIPS Transaction".....................................  23
           "Qualified Subordinated Indebtedness"............................  23
           "Rating Agency"..................................................  23
           "Rating Category"................................................  23
           "Rating Decline".................................................  24
           "Redeemable Capital Stock".......................................  24
           "Redemption Date"................................................  24
           "Redemption Price"...............................................  24
           "Registration Rights Agreement"..................................  24

SECTION                               iv                                    PAGE

           "Regular Record Date"............................................  24
           "Regulation S"...................................................  24
           "Regulation S Global Note".......................................  24
           "Responsible Officer"............................................  24
           "Restricted Global Note".........................................  25
           "Restricted Subsidiary"..........................................  25
           "Rule 144A"......................................................  25
           "Securities Act".................................................  25
           "Security Register" and "Security Registrar".....................  25
           "Senior Indebtedness"............................................  25
           "Senior Note Guarantees".........................................  26
           "Significant Subsidiary".........................................  26
           "S&P"............................................................  26
           "Special Record Date"............................................  26
           "Stated Maturity"................................................  26
           "Subordinated Indebtedness"......................................  26
           "Subsidiary".....................................................  26
           "Subsidiary Guarantor"...........................................  26
           "Tangible Assets"................................................  26
           "Temporary Cash Investments".....................................  27
           "Transferred Receivables"........................................  27
           "Trust Indenture Act"............................................  27
           "Trustee"........................................................  27
           "Unrestricted Subsidiary"........................................  27
           "U.S. Government Obligations"....................................  28
           "Vice President".................................................  29
           "Voting Stock"...................................................  29
           "Wholly Owned Restricted Subsidiary".............................  29
102.  Compliance Certificates and Opinions..................................  29
103.  Form of Documents Delivered to Trustee................................  30
104.  Acts of Holders.......................................................  30
105.  Notices, Etc., to Trustee, Company and Subsidiary Guarantors..........  32
106.  Notice to Holders; Waiver.............................................  32
107.  Effect of Headings and Table of Contents..............................  33
108.  Successors and Assigns................................................  33
109.  Separability Clause...................................................  33
110.  Benefits of Indenture.................................................  33
111.  Governing Law.........................................................  33
112.  Legal Holidays........................................................  33

SECTION                                v                                    PAGE


                                  ARTICLE TWO

                                  Note Forms

201.  Forms Generally.......................................................  34
202.  Restrictive Legends...................................................  35
203.  Form of Face of Note..................................................  37
204.  Form of Reverse of Note...............................................  38
205.  Form of Trustee's Certificate of Authentication.......................  42

                                ARTICLE THREE

                                  The Notes

301.  Title and Terms.......................................................  42
302.  Denominations.........................................................  43
303.  Execution, Authentication, Delivery and Dating........................  43
304.  Temporary Notes.......................................................  44
305.  Registration, Registration of Transfer and Exchange...................  45
306.  Mutilated, Destroyed, Lost and Stolen Notes...........................  46
307.  Payment of Interest; Interest Rights Preserved........................  47
308.  Persons Deemed Owners.................................................  48
309.  Cancellation..........................................................  48
310.  Computation of Interest...............................................  49
311.  Book-Entry Provisions for Global Notes................................  49
312.  Transfer and Exchange.................................................  50
313.  CUSIP Numbers.......................................................... 54

                                  ARTICLE FOUR

                           Satisfaction and Discharge

401.  Satisfaction and Discharge of Indenture...............................  54
402.  Application of Trust Money......................................... ... 55

                                   ARTICLE FIVE

                                      Remedies

501.  Events of Default.....................................................  56
502.  Acceleration of Maturity; Rescission and Annulment....................  58
503.  Collection of Indebtedness and Suits for Enforcement by
        Trustee.............................................................  59

SECTION                               vi                                    PAGE

504.  Trustee May File Proofs of Claim......................................  60
505.  Trustee May Enforce Claims Without Possession of Notes................  61
506.  Application of Money Collected........................................  61
507.  Limitation on Suits...................................................  61
508.  Unconditional Right of Holders to Receive Principal, Premium
        and Interest........................................................  62
509.  Restoration of Rights and Remedies....................................  62
510.  Rights and Remedies Cumulative........................................  63
511.  Delay or Omission Not Waiver..........................................  63
512.  Control by Holders....................................................  63
513.  Waiver of Past Defaults...............................................  64
514.  Waiver of Stay or Extension Laws......................................  64
515.  Notice of Defaults....................................................  64

                                    ARTICLE SIX

                                     The Trustee

601.  Notice of Defaults....................................................  65
602.  Certain Rights of Trustee.............................................  65
603.  Trustee Not Responsible for Recitals or Issuance of Notes.............  66
604.  May Hold Notes........................................................  67
605.  Money Held in Trust...................................................  67
606.  Compensation and Reimbursement........................................  67
607.  Corporate Trustee Required; Eligibility...............................  68
608.  Resignation and Removal; Appointment of Successor.....................  68
609.  Acceptance of Appointment by Successor................................  69
610.  Merger, Conversion, Consolidation or Succession to Business...........  70

                                  ARTICLE SEVEN

      Holders' Lists and Reports by Trustee, Company and Subsidiary Guarantors

701.  Disclosure of Names and Addresses of Holders..........................  70
702.  Reports by Trustee....................................................  71
703.  Reports by Company and Subsidiary Guarantors..........................  71

SECTION                               vii                                   PAGE


                                ARTICLE EIGHT

                   Consolidation, Merger, Sale of Assets

801.  Company May Consolidate, Etc., Only on Certain Terms..................  72
802.  Successor Substituted.................................................  74
803.  Notes to Be Secured in Certain Events.................................  74

                                    ARTICLE NINE

                             Supplemental Indentures

901.  Supplemental Indentures Without Consent of Holders....................  74
902.  Supplemental Indentures with Consent of Holders.......................  75
903.  Execution of Supplemental Indentures..................................  76
904.  Effect of Supplemental Indentures.....................................  77
905.  Conformity with Trust Indenture Act...................................  77
906.  Reference in Notes to Supplemental Indentures.........................  77
907.  Notice of Supplemental Indentures.....................................  77

                                    ARTICLE TEN

                                     Covenants

1001.  Payment of Principal, Premium, If Any, and Interest..................  78
1002.  Maintenance of Office or Agency......................................  78
1003.  Money for Note Payments to Be Held in Trust..........................  79
1004.  Corporate Existence..................................................  80
1005.  Payment of Taxes and Other Claims....................................  80
1006.  Maintenance of Properties............................................  81
1007.  Insurance............................................................  81
1008.  Statement by Officers as to Default..................................  81
1009.  Purchase of Notes Upon a Change of Control Triggering Event..........  81
1010.  Limitation on Indebtedness...........................................  83
1011.  Limitation on Restricted Payments....................................  83
1012.  Limitation on Layering Indebtedness..................................  86
1013.  Limitation on Transactions with Affiliates...........................  86
1014.  Limitation on Liens Securing PARI PASSU Indebtedness or
        Subordinated Indebtedness...........................................  87
1015.  Limitation on Dividend and Other Payment Restrictions Affecting
         Subsidiaries.......................................................  88
1016.  Limitation on Sale of Assets.........................................  89

SECTION                               viii                                  PAGE


1017.  Limitation on Issuances and Sales of Capital Stock of
         Subsidiaries.......................................................  91
1018.  Additional Guarantees................................................  91
1019.  Provision of Financial Statements; Rule 144A Information.............  92
1020.  Payment for Consent..................................................  92
1021.  Termination of Certain Covenants in Event of Investment Grade
         Rating.............................................................  92
1022.  Waiver of Certain Covenants..........................................  93

                                 ARTICLE ELEVEN

                               Redemption of Notes

1101.  Right of Redemption..................................................  93
1102.  Applicability of Article.............................................  94
1103.  Election to Redeem; Notice to Trustee................................  94
1104.  Selection by Trustee of Notes to Be Redeemed.........................  94
1105.  Notice of Redemption.................................................  94
1106.  Deposit of Redemption Price..........................................  95
1107.  Notes Payable on Redemption Date.....................................  95
1108.  Notes Redeemed in Part...............................................  96

                                 ARTICLE TWELVE

                                 Note Guarantees

1201.  Note Guarantees......................................................  96
1202.  Execution and Delivery of Note Guarantee.............................  98
1203.  Obligations of the Subsidiary Guarantors Unconditional...............  98
1204.  Ranking of Note Guarantees...........................................  99
1205.  Limitation of Note Guarantees........................................  99
1206.  Release of Subsidiary Guarantors.....................................  99
1207.  Subsidiary Guarantors May Consolidate, Etc., on Certain Terms........ 100

                                ARTICLE THIRTEEN

                      Defeasance and Covenant Defeasance

1301.  Company's Option to Effect Defeasance or Covenant Defeasance......... 101
1302.  Defeasance and Discharge............................................. 101
1303.  Covenant Defeasance.................................................. 101
1304.  Conditions to Defeasance or Covenant Defeasance...................... 102
1305.  Deposited Money and U.S. Government Obligations to Be Held in
        Trust; Other Miscellaneous Provisions............................... 103
1306.  Reinstatement........................................................ 104

SECTION                               ix                                    PAGE

                               ARTICLE FOURTEEN

                            Subordination of Notes

1401.  Notes Subordinate to Senior Indebtedness............................. 105
1402.  Payment Over of Proceeds upon Dissolution, etc....................... 105
1403.  Suspension of Payment When Senior Indebtedness in Default............ 106
1404.  Payment Permitted If No Default...................................... 107
1405.  Subrogation to Rights of Holders of Senior Indebtedness.............. 107
1406.  Provisions Solely to Define Relative Rights.......................... 107
1407.  Trustee to Effectuate Subordination.................................. 108
1408.  No Waiver of Subordination Provisions................................ 108
1409.  Notice to Trustee.................................................... 109
1410.  Reliance on Judicial Order or Certificate of Liquidating
        Agent............................................................... 109
1411.  Rights of Trustee As a Holder of Senior Indebtedness; Preservation
        of Trustee's Rights................................................. 110
1412.  Article Applicable to Paying Agents.................................. 110
1413.  No Suspension of Remedies............................................ 110
1414.  Trustee Not Fiduciary for Holders of Senior Indebtedness............. 110


EXHIBIT A  Certificate to  Be Delivered upon Registration of Exchange or Transfer of Notes............................................ A-1
EXHIBIT B  Form of Note Guarantee ......................................... B-1
EXHIBIT C  Form of Institutional Accredited Investor Letter................ C-1

Schedule A Indebtedness Outstanding on the Date of the Indenture
Schedule B Leases with PDM, Inc. Outstanding on the Date of the Indenture Schedule C Dividend and Other Payment Restrictions in Existence on the Date
             of the Indenture

          INDENTURE, dated as of July 25, 1997 among FLEMING COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Oklahoma (herein called, the "Company"), having its principal office at 6301 Waterford Boulevard, P.O. Box 26647, Oklahoma City, Oklahoma 73126, each of the Subsidiary Guarantors (as hereinafter defined), and Manufacturers and Traders Trust Company, a New York banking corporation and trust company, trustee (herein called, the "Trustee").

                             RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of 10-5/8% Senior Subordinated Notes due 2007 (the "Initial Notes") and 10-5/8% Series B Senior Subordinated Notes due 2007 (the "Exchange Notes", and together with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to and governed by the provisions of the Trust Indenture Act of 1939, as amended.

          The Company, directly or indirectly, owns beneficially and of record 100% of the Capital Stock of the Subsidiary Guarantors; the Company and the Subsidiary Guarantors are members of the same consolidated group of companies; the Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Notes; accordingly, the Subsidiary Guarantors have each duly authorized the execution and delivery of this Indenture to provide for the guarantee by each of them with respect to the Notes as set forth in this Indenture.

          All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, to make the Note Guarantees of each of the Subsidiary Guarantors, when executed by the respective Subsidiary Guarantors and delivered hereunder, the valid obligations of the respective Subsidiary Guarantors, and to make this Indenture a valid agreement of the Company and each of the Subsidiary Guarantors, in accordance with their and its terms.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          SECTION 101.  DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; PROVIDED, HOWEVER, that with respect to any computation required pursuant to Sections 1009, 1010, 1011 and 1014, such term shall mean such accounting principles as are generally accepted as of the date of this Indenture; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary of the Company or
(ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Capital Stock or any executive officer or director of any such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback), other than sales of inventory in the ordinary course of business consistent with past practices (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 1009 and/or Article Eight and not by Section 1016 and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, whether in a single transaction or a series of related transactions, in either case, (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, or by a Restricted Subsidiary to any other Restricted Subsidiary in which the Company holds a larger proportionate Equity Interest, shall not be deemed to be an Asset Sale.

          "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (B) the amount of each such principal payment by (ii) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Banks" means the banks and other financial institutions from time to time that are lenders under the New Credit Agreement.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board, and, with respect to any Subsidiary Guarantor, either the board of directors of such Subsidiary Guarantor or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee, and, with respect to a Subsidiary Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Subsidiary Guarantor to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Borrowing Base Amount" means, as to the Company, 90% of Net Property and Equipment, determined on a consolidated basis in accordance with GAAP.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

          "Capital Stock" of any Person means any and all shares, interest, partnership interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date of the Indentures, including, without limitation, all common stock and preferred stock.

          "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities or other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under Section 1011, and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving corporation; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Article Eight.

          "Change of Control Purchase Date" has the meaning specified in
Section 1009.

          "Change of Control Purchase Offer" has the meaning specified in
Section 1009.

          "Change of Control Purchase Price" has the meaning specified in
Section 1009.

          "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, any Vice Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Consolidated" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied.

          "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) Consolidated Net Income, plus, without duplication, Consolidated Interest Expense, Consolidated Income Tax Expense, Consolidated Non-Cash Charges and Excluded Non-Cash Charges (less the amount of all cash payments made by the Company or any of its Restricted Subsidiaries during such period to the extent such payments relate to Excluded Non-Cash Charges that were added back in determining the sum contemplated by this clause (a) for such period or any prior period) deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) Consolidated Interest Expense for such period; PROVIDED that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a PRO FORMA basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate and (ii) in making such computation, Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a PRO FORMA basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

          "Consolidated Income Tax Expense" means for any period the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, without duplication, for any period, the sum of (A) the interest expense of the Company and its Restricted Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP including, without limitation, (i) amortization of debt discount, (ii) the net cost under Interest Rate Agreements (including amortization of discount), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (B) the aggregate amount for such period of dividends on any Redeemable Capital Stock or Preferred Stock of the Company and its Restricted Subsidiaries, (C) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by such Person during such period and

(D) all capitalized interest of the Company and its Restricted Subsidiaries in each case under each of (A) through (D) determined on a Consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the Consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (ii) up to $20 million of any charges taken with respect to the "Premium Sales" litigation matters, which are described under (4) in Item 3 (Legal Proceedings) of the Company's Annual Report on Form 10-K for fiscal year 1996 plus up to an additional $2,500,000 with respect to fees and expenses of the Company's counsel in connection with such litigation matters, (iii) Excluded Non-Cash Charges (less the amount of all cash payments made by the Company or any of its Restricted Subsidiaries during such period to the extent such payments relate to Excluded Non-Cash Charges that were added back in determining the sum contemplated by clause (a) of the definition of "Consolidated Fixed Charge Coverage Ratio"), (iv) the portion of net income (or loss) of the Company and its Restricted Subsidiaries determined on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or any Restricted Subsidiary; (v) net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (vi) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business and
(vii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders.

          "Consolidated Net Sales" means, for any period, the consolidated net sales of the Company and its Restricted Subsidiaries for such period, as determined in accordance with GAAP.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common equity holders of such Person and its Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Redeemable Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indentures in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (b) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (c) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Restricted Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP (excluding any non-cash charges which require an accrual or reserve for any future period and any Excluded Non-Cash Charges).

          "Consolidated Tangible Assets" means the total of all the assets appearing on the Consolidated balance sheet of the Company and its majority-owned or Wholly Owned Restricted Subsidiaries less (i) intangible assets including, without limitation, items such as goodwill, trademarks, trade names, patents and unamortized debt discount and (ii) appropriate adjustments on account of minority interests of other persons holding stock in any majority-owned Restricted Subsidiary of the Company.

          "Consolidated Total Assets" means, with respect to the Company, the total of all assets appearing on the Consolidated balance sheet of the Company and its Subsidiaries, as determined on a Consolidated basis in accordance with GAAP.

          "Corporate Trust Office" means a corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 50 Broadway - 7th Floor, New York, New York 10004.

          "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

          "Custodian" has the meaning specified in Section 201.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Designated Senior Indebtedness" means (i) any Senior Indebtedness outstanding under the New Credit Agreement; (ii) any Senior Indebtedness in respect of the Fixed Rate Senior Notes, the Floating Rate Senior Notes, the 9-1/2% Debentures and the Medium-Term Notes; and (iii) any other Senior Indebtedness, the principal amount of which is $50 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

          "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

          "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

          "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

          "Excluded Non-Cash Charges" means all non-cash charges with respect to (A) write-downs of the carrying value in the Company's financial statements of certain retail and distribution facilities and related assets in connection with the proposed or actual disposition of such facilities or discontinuance of operations at such facilities or (B) other consolidation and restructuring of facilities and operations.

          "Fair Market Value" means, with respect to any asset or property, a price which could be negotiated in an arm's length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution.

          "Fixed Rate Senior Note Indenture" means the Indenture dated as of December 15, 1994 among the Company, as issuer, each of the subsidiary guarantors named therein as guarantors, and Texas Commerce Bank, National Association, as trustee.

          "Fixed Rate Senior Notes" means the 10-5/8% Senior Notes due 2001 of the Company.

          "Floating Rate Senior Note Indenture" means the Indenture dated as of December 15, 1994 among the Company, as issuer, each of the subsidiary guarantors named therein as guarantors, and Texas Commerce Bank, National Association, as trustee.

          "Floating Rate Senior Notes" means the Floating Rate Senior Notes due 2001 of the Company.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect on the date of this Indenture.

          "Guaranteed Debt" means, with respect to any Person, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained herein guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss, PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Guaranteed Obligations" has the meaning specified in Section 1201.

          "Holder" means a Person in whose name a Note is registered in the Security Register.

          "Indebtedness" means, with respect to any Person, without duplication, (i) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Capital Lease Obligations of such Person, (v) all obligations under Interest Rate Agreements or Currency Agreements of such Person, (vi) Indebtedness referred to in clauses (i) through (v) above of other Persons, and all dividends of other Persons the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person (other than guarantees of preferred trust securities or similar securities issued by a Qualified Finance Subsidiary),
(viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,
(ix) Qualified Subordinated Indebtedness and (x) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (ix) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indentures, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value is to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

          "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Initial Notes" has the meaning specified in the recitals to this Indenture.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements).

          "Investee Store" means a Person in which the Company or any of its Restricted Subsidiaries has invested equity capital, to which it has made loans or for which it has guaranteed loans, in accordance with the business practice of the Company and its Restricted Subsidiaries of making equity investments in, making loans to or guaranteeing loans made to Persons, for the purpose of assisting any such Person in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores.

          "Investment" means, with respect to any Person, directly or indirectly, any advance (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of the Company and its Restricted Subsidiaries), loan or other extension of credit (including by way of guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisitions or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or assets issued or owned by any other Person. The Company shall be deemed to make an Investment in an amount equal to the greater of the book value (as determined in accordance with GAAP) and Fair Market Value of the net assets of any Restricted Subsidiary (or, if neither the Company nor any of its Restricted Subsidiaries has theretofore made an Investment in such Restricted Subsidiary, in an amount equal to the Investments being made) at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or any Restricted Subsidiary shall be deemed an Investment valued at the greater of its book value (as determined in accordance with GAAP) and its Fair Market Value at the time of such transfer.

          "Investment Grade" means BBB -- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or in the event S&P or Moody's shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

          "Joint Venture" means any Person in which the Company or any of its Restricted Subsidiaries owns 30% or more of the Voting Stock (other than as a result of a Public Equity Offering).

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Maturity" when used with respect to the Notes means the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity or on a redemption date or pursuant to a Change of Control Purchase Offer or an Asset Sale Offer, and whether by declaration of acceleration, call for redemption, purchase or otherwise.

          "Medium-Term Notes" means the Medium-Term Notes, due 1997 to 2003, of the Company.

          "Medium-Term Notes Indenture" means the Indenture dated as of December 1, 1989 between the Company and First Trust of New York National Association, as trustee.

          "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the assets or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnity in respect of the sale price of such asset or assets in each case established in accordance with GAAP.

          "Net Property and Equipment" means, with respect to the Company, the Consolidated property and equipment of the Company, net of accumulated depreciation, determined in accordance with GAAP.

          "New Credit Agreement" means the credit agreement to be entered into among the Company, the Banks, the agents listed therein and The Chase Manhattan Bank, as administrative agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

          "9 1/2% Debentures" means the 9 1/2% Debentures due 2016 of the
Company.

          "9 1/2% Debentures Indenture" means the Indenture dated March 15, 1986 between the Company and First Trust National Association, as trustee.

          "Non-Payment Default" has the meaning specified in Section 1403.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "Note Guarantee" means any guarantee by a Subsidiary Guarantor of the Company's obligations under the Notes due 2004 Indenture or this Indenture, as applicable.

          "Notes" has the meaning stated in the first recital of this Indenture and, more particularly, means any Notes authenticated and delivered under this Indenture.

          "Notes due 2004" mean the 10 1/2% Senior Subordinated Notes due 2004 of the Company.

          "Notes due 2004 Indenture" means the Indenture, dated as of July 25, 1997, among the Company, the Subsidiary Guarantors and Manufacturers and Traders Trust Company, relating to the Notes due 2004.

          "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering" means the sale of the Notes and the Notes due 2004 by the Company to Bear, Stearns & Co. Inc., Chase Securities Inc., BancAmerica Securities, Inc. and Societe Generale Securities Corporation as initial purchasers.

          "Officers' Certificate" means a certificate signed by the Chairman, any Vice Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an officer or employee of the Company, and who shall be reasonably acceptable to the Trustee.

          "Outstanding", when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; PROVIDED that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

          (iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

          "PARI PASSU Indebtedness" means (a) with respect to the Notes, Indebtedness which ranks PARI PASSU in right of payment to the Notes, and (b) with respect to any Note Guarantee, Indebtedness which ranks PARI PASSU in right of payment to such Note Guarantee.

          "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Notes on behalf of the Company.

          "Payment Blockage Notice" has the meaning specified in Section 1403.

          "Payment Default" has the meaning specified in Section 1403.

          "Permitted Consideration" means consideration consisting of any combination of the following: (i) cash or Temporary Cash Investments, (ii) assets used or intended for use in the Company's business as conducted on the date of the Indentures, (iii) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (iv) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received); PROVIDED that the aggregate amount of such notes or other obligations received by the Company and its Restricted Subsidiaries pursuant to (ii) through (iv) above after the date of the Indenture and held or carried at any date of determination shall not exceed $75 million.

          "Permitted Indebtedness" means any of the following Indebtedness of the Company or any Restricted Subsidiary, as the case may be:

          (i) Indebtedness of the Company and guarantees of the Subsidiary Guarantors under the New Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $850 million (after giving PRO FORMA effect to the use of proceeds of the Offering) less mandatory repayments actually made in respect of any term Indebtedness thereunder (other than amounts refinanced as permitted under the definition of the New Credit
     Agreement) or (y) the Borrowing Base Amount less mandatory repayments (other than amounts refinanced as permitted under the definition of the New Credit Agreement) actually made in respect of any term Indebtedness thereunder;

          (ii) Indebtedness of the Company under uncommitted bank lines of credit; PROVIDED, HOWEVER, that the aggregate principal amount of Indebtedness incurred pursuant to clauses (i), (ii) and (xv) of this definition of "Permitted Indebtedness" does not exceed the greater of
     (x) $850 million (after giving PRO FORMA effect to the use of proceeds of the Offering) less mandatory repayments actually made in respect of any term Indebtedness under the New Credit Agreement (other than amounts refinanced as permitted under clause (xviii) hereof) or (y) the Borrowing Base Amount less mandatory repayments actually made in respect of any term Indebtedness under the New Credit Agreement (other than amounts refinanced as permitted under clause (xviii) hereof);

          (iii) Indebtedness of the Company evidenced by the Fixed Rate Senior Notes and the Senior Note Guarantees with respect thereto under the Fixed Rate Senior Note Indenture;

          (iv) Indebtedness of the Company evidenced by the Floating Rate Senior Notes and the Senior Note Guarantees with respect thereto under the Floating Rate Senior Note Indenture;

          (v) Indebtedness of the Company evidenced by the Medium-Term Notes under the Medium-Term Notes Indenture;

          (vi) Indebtedness of the Company evidenced by the 9 1/2% Debentures under the 9 1/2% Debentures Indenture;

          (vii) Indebtedness of the Company evidenced by the Notes due 2004 and the Note Guarantees with respect thereto under the Notes due 2004 Indenture;

          (viii) Indebtedness of the Company evidenced by the Notes and the Note Guarantees with respect thereto under this Indenture;

          (ix) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture and listed on Schedule A attached hereto;

          (x) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect against or manage exposure to fluctuations in interest rates in respect of

     Indebtedness or retailer notes receivables, which, if related to Indebtedness or such retailer notes receivables, do not exceed the aggregate notional principal amount of such Indebtedness to which such Interest Rate Agreements relate, or (b) under any Currency Agreements in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates which, if related to Indebtedness, do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations;

          (xi) Indebtedness of the Company owing to a Wholly Owned Restricted Subsidiary or of any Restricted Subsidiary owing to the Company or any Wholly Owned Restricted Subsidiary; PROVIDED that any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or another Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or Restricted Subsidiary, as the case may be, not permitted by this clause (xi);

          (xii) Indebtedness in respect of letters of credit, surety bonds and performance bonds provided in the ordinary course of business;

          (xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within ten business days of its incurrence;

          (xiv) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

          (xv) Indebtedness of the Company evidenced by commercial paper issued by the Company; PROVIDED, HOWEVER, that the aggregate principal amount of Indebtedness incurred pursuant to clauses (i), (ii) and (xv) of this definition of "Permitted Indebtedness" does not exceed the greater of (x) $850 million (after giving PRO FORMA effect to the use of proceeds of the Offering) less mandatory repayments actually made in respect of any term Indebtedness under the New Credit Agreement (other than amounts refinanced as permitted under clause (xviii) hereof) or (y) the Borrowing Base Amount less mandatory repayments actually made in respect of any term Indebtedness under the New Credit Agreement (other than amounts refinanced as permitted under clause (xviii) hereof);

          (xvi) Indebtedness of the Company pursuant to guarantees by the Company or any Subsidiary Guarantor in connection with any Permitted Receivables Financing; PROVIDED, HOWEVER, that such Indebtedness shall not exceed 20% of the book value of the Transferred Receivables or in the case of receivables arising from direct financing leases, 30% of the book value thereof;

          (xvii) Indebtedness of the Company and its Subsidiaries in addition to that described in clauses (i) through (xvi) of this definition of "Permitted Indebtedness," together with any other outstanding Indebtedness incurred pursuant to this clause (xvii), not to exceed $100 million at any time outstanding in the aggregate; and

          (xviii) any renewals, extensions, substitutions, refunding, refinancings or replacements (each, a "refinancing") of any Indebtedness described in clauses (ii), (iii), (v), (vi), (vii), (viii), (ix) and
     (xv) of this definition of "Permitted Indebtedness," including any successive refinancings, so long as (A) the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing to an amount greater than such principal amount plus the lesser of (x) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (y) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of reasonable expenses of the Company or any Subsidiary, as the case may be, incurred in connection with such refinancing, (B) in the case of any refinancing of PARI PASSU Indebtedness or Subordinated Indebtedness, such new Indebtedness is made PARI PASSU with or subordinated to the Notes to the same extent as the Indebtedness being refinanced and (C) such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; PROVIDED that with respect to the Medium-Term Notes, a refinancing shall be deemed to include a repayment of any such Medium-Term Notes and subsequent incurrence of Indebtedness so long as
     (I) after giving effect to such repayment and subsequent incurrence of new Indebtedness, the aggregate principal amount of Medium-Term Notes and such new Indebtedness does not exceed the principal amount of Medium-Term Notes outstanding on the date of the Indenture and (II) clauses (A) through (C) of this subsection (xviii) are complied with.

          "Permitted Investment" means (i) Investment in any Wholly Owned Restricted Subsidiary or any Investment in any Person by the Company or any Wholly Owned Restricted Subsidiary as a result of which such Person becomes a Wholly Owned Restricted Subsidiary or any Investment in the Company by a Wholly Owned Restricted Subsidiary; (ii) intercompany Indebtedness to the extent permitted under clause (xi) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments; (iv) sales of goods and services on trade credit terms consistent with the Company's past practices or otherwise consistent with trade credit terms in common use in the industry; (v) Investments in direct financing leases for equipment and real estate owned or leased by the Company and leased to its customers in the ordinary course of business consistent with past practice; (vi) Investments in Joint Ventures related to the Company's expansion of its retail operations, not to exceed $50 million at any one time outstanding; (vii) Investments in Investee Stores either in the form of equity, loans or other extensions of credit; PROVIDED that any such Investment may only be made if the amount thereof, when added to the aggregate outstanding amount of Permitted Investments in Investee Stores (excluding for purposes of this clause (vii) any Investments made pursuant to clause (vi)) after giving effect to any loan repayments or returns of capital in respect of any Permitted Investment in Investee Stores, does not exceed 12.5% of Consolidated Total Assets at the time of determination; (viii) Investments in a Qualified Finance Subsidiary in connection with a Qualified TIPS Transaction; (ix) other Investments, in addition to those permitted under (i) through (viii) above, in an aggregate amount not to exceed $10 million and (x) any substitutions or replacements of any Investment so long as the aggregate amount of such Investment is not increased by such substitution or replacement.

          "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness.

          "Permitted Liens" means, with respect to any Person:

          (a)  any Lien existing as of the date of the Indenture;

          (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes, assessments, governmental charges or levies not yet delinquent or which are being contested in good faith;
     (3) security for payment of workers' compensation or other insurance;
     (4) security for the performance of tenders, leases (including, without limitation, statutory and common law landlord's liens) and contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers and restrictions on the use of property or minor irregularities of title (and, with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations; (7) operation of law in favor of growers, dealers and suppliers of fresh fruits and vegetables, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (8) the grant by the Company to licensees, pursuant to security agreements, of security interests in trademarks and goodwill, patents and trade secrets of the Company to secure the damages, if any, of such licensees, resulting from the rejection of the license of such licensees in a bankruptcy, reorganization or similar proceeding with respect to the Company; or (9) security for surety or appeal bonds;

          (c) any Lien on any property or assets of a Restricted Subsidiary in favor of the Company or any Wholly Owned Restricted Subsidiary;

          (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; PROVIDED that such Lien does not extend to any assets of the Company or any Restricted Subsidiary other than the assets acquired in the transaction resulting in such Acquired Indebtedness being incurred by the Company or Restricted Subsidiary, as the case may be;

          (e) any Lien to secure the performance of bids, trade contracts, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

          (f) any Lien securing any Interest Rate Agreements or Currency Agreements permitted to be incurred pursuant to clause (x) of the definition of "Permitted Indebtedness" or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

          (g)  any Lien securing the Notes;

          (h) any Lien on an asset securing Indebtedness (including Capital Lease Obligations) incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; PROVIDED that such Lien covers only such asset and attaches concurrently or within 180 days after the acquisition or completion of construction thereof;

          (i) any Lien on real or personal property securing Capital Lease Obligations of the Company or any Restricted Subsidiary as lessee with respect to such real or personal property to the extent such Indebtedness can be incurred pursuant to Section 1010 of this Indenture other than as Permitted Indebtedness;

          (j) any Lien on a Financing Receivable or other receivable that is transferred in a Permitted Receivables Financing;

          (k) any Lien consisting of any pledge to any Person of Indebtedness owed by any Restricted Subsidiary to the Company or to any Wholly Owned Restricted Subsidiary; PROVIDED that (i) such Restricted Subsidiary is a Subsidiary Guarantor and (ii) the principal amount pledged does not exceed the Indebtedness secured by such pledge;

          (l) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clause (a) so long as no additional collateral is granted as security thereby.

          "Permitted Receivables Financing" means any transaction involving the transfer (by way of sale, pledge or otherwise) by the Company or any of its Restricted Subsidiaries of receivables to any other Person, PROVIDED that after giving effect to such transaction the sum of (i) the aggregate uncollected balances of the receivables so transferred ("Transferred Receivables") PLUS (ii) the aggregate amount of all collections on Transferred Receivables theretofore received by the seller but not yet remitted to the purchaser, in each case at the date of determination, would not exceed $600 million.

          "Person" means any individual, corporation, limited liability Company, partnership, joint venture, association, joint-stock Company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding or issued after the date of this Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

          "Prior Indentures" means the 9 1/2% Debentures Indenture, the Medium-Term Notes Indenture, the Fixed Rate Senior Note Indenture and the Floating Rate Senior Note Indenture.

          "Public Equity Offering" means (i) with respect to the provisions of the Indenture permitting redemption of up to 35% of the Notes at the option of the Company within 180 days of a Public Equity Offering, a primary public offering of equity securities of the Company, and (ii) with respect to the last sentence of Section 1017, a primary or secondary public offering of equity securities of any Restricted Subsidiary of the Company, in each case pursuant to an effective registration statement under the Securities Act with net cash proceeds of at least $50 million.

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

          "Qualified Finance Subsidiary" means a Subsidiary of the Company constituting a "finance subsidiary," within the meaning of Rule 3a-5 under the Investment Company Act of 1940, as amended, formed for the purpose of engaging in a Qualified TIPS Transaction.

          "Qualified TIPS Transaction" means an issuance by a Qualified Finance Subsidiary of preferred trust securities or similar securities in respect of which any dividends, liquidation preference or other obligations under such securities are guaranteed by the Company to the extent required by the Investment Company Act of 1940, as amended, or customary transactions of such type.

          "Qualified Subordinated Indebtedness" means Subordinated Indebtedness of the Company to a Qualified Finance Subsidiary incurred in connection with a Qualified TIPS Transaction.

          "Rating Agency" means any of (i) S&P, (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

          "Rating Category" means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradation, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (E.G., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

          "Rating Decline" means the occurrence on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or Persons controlling the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of the following: (i) if the Notes are rated by either Rating Agency as Investment Grade immediately prior to the beginning of such period, the rating of the Notes by both Rating Agencies shall be below Investment Grade; or (ii) if the Notes are rated below Investment Grade by both Rating Agencies immediately prior to the beginning of such period, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

          "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

          "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" has the meaning set forth in Section 201 of this Indenture.

          "Regulation S Global Note" has the meaning set forth in Section 201 of this Indenture.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Global Note" has the meaning set forth in Section 201 of this Indenture.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not (x) an Unrestricted Subsidiary or (y) a Qualified Finance Subsidiary.

          "Rule 144A" has the meaning set forth in Section 201 of this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Senior Indebtedness" of the Company or any Subsidiary Guarantor means
(i) all Indebtedness of the Company or such Subsidiary Guarantor under the New Credit Agreement or any related loan documentation, including, without limitation, obligations to pay principal and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), premium, if any, reimbursement obligations under letters of credit, fees, expenses and indemnities, and all obligations under Interest Rate Agreements or Currency Agreements with respect thereto, whether outstanding on the date of this Indenture or thereafter incurred, (ii) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any other Indebtedness of the Company or such Subsidiary Guarantor permitted to be incurred by the Company or such Subsidiary Guarantor under the terms of the Indenture, whether outstanding on the date of this Indenture or thereafter incurred, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations of the Company or such Subsidiary Guarantor with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by the

Company or any Subsidiary Guarantor, (x) any Indebtedness of the Company or any Subsidiary Guarantor to any of its Restricted Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

          "Senior Note Guarantees" means any guarantee by a Subsidiary Guarantor as defined in the Fixed Rate Senior Note Indenture and the Floating Rate Senior
Note Indenture of the Company's obligations under such indentures.

          "Significant Subsidiary" of the Company means any Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1.02(w) of Regulation S-X under the Securities Act.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Inc., a New York corporation, or any successor rating agency.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premiums on such Indebtedness or such installment of interest is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Notes.

          "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Restricted Subsidiaries, or by the Company and one or more other Restricted Subsidiaries.

          "Subsidiary Guarantor" means, in each case as applicable, each Wholly Owned Restricted Subsidiary of the Company and each such subsidiary's Wholly Owned Restricted Subsidiaries as of the date of the Indenture and any Wholly Owned Restricted Subsidiary that is required pursuant to Section 1018, on or after the date of this Indenture, to execute a Note Guarantee until a successor replaces any such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "Tangible Assets" means the total of all the assets appearing on the Consolidated balance sheet of a majority-owned or Wholly Owned Restricted Subsidiary of the Company less the following: (1) intangible assets including, without limitation, items such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense; and (2) appropriate adjustments on account of minority interests of other Persons holding stock in any such majority-owned Restricted Subsidiary of the Company.

          "Temporary Cash Investments" means (i) any evidence of Indebtedness issued by the United States, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States; (ii) any certificate of deposit issued by, or time deposit of, a financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time of which any investment therein is made, of "A" (or higher) according to Moody's or "A" (or higher) according to S&P; (iii) commercial paper issued by a corporation (other than an Affiliate or Restricted Subsidiary of the Company) organized and existing under the laws of the United States with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (iv) any money market deposit accounts issued or offered by a financial institution that is a member of the Federal Reserve System having capital and surplus in excess of $500 million; (v) short term tax-exempt bonds with a rating, at the time as of which any investment is made therein, of "Aa3" (or higher) according to Moody's or "AA-" (or higher) according to S&P,
(vi) shares in a mutual fund, the investment objectives and policies of which require it to invest substantially in the investments of the type described in clause (i) through (v); and (vii) repurchase and reverse repurchase obligations with the term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii); PROVIDED that in the case of clauses (i), (ii), (iii) and (v), such investment matures within one year from the date of acquisition thereof.

          "Transferred Receivables" has the meaning specified in the definition of "Permitted Receivables Financing" set forth herein.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

          "Trustee" means the Person named as the Trustee in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; (v) has at least one member of its board of directors who is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer who is not a director or executive officer of the Company or any of its Restricted Subsidiaries; and (vi) does not directly or through any of its Subsidiaries own any Capital Stock of, or own or hold any Lien on any property of, the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 1011.
If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indentures and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 1010 the Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 1010 and (ii) no Default or Event of Default would be in existence following such designation.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock (other than directors' qualifying shares) of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

          SECTION 102.  COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. In giving such opinion, such counsel may rely upon opinions of local counsel reasonably satisfactory to the Trustee. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 104.  ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.

          (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA
Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 330 days after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 105. NOTICES, ETC., TO TRUSTEE, COMPANY AND SUBSIDIARY GUARANTORS.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, to the attention of its Corporate Trust Department.

          (2) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

          SECTION 106.  NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides notice of any event to Holders by the Company, any Subsidiary Guarantor or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder when so mailed, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

          SECTION 107.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 108.  SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company and the Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not.

          SECTION 109.  SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Notes or the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 110.  BENEFITS OF INDENTURE.

          Nothing in this Indenture, in the Notes or the Note Guarantees, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 111.  GOVERNING LAW.

          This Indenture, the Notes and the Note Guarantees shall be governed by the law of the State of New York. Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to and governed by the provisions of the Trust Indenture Act of 1939, as amended.

          SECTION 112.  LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, and PROVIDED FURTHER that with respect to any such payment due on January 31, such payment may be made on the preceding Business Day.

                                   ARTICLE TWO

                                   NOTE FORMS

          SECTION 201.  FORMS GENERALLY.

          The Initial Notes shall be known as the "10 5/8% Senior Subordinated Notes due 2007" and the Exchange Notes shall be known as the "10 5/8% Series B Senior Subordinated Notes Due 2007", in each case of the Company. The Initial Notes and the Exchange Notes shall be treated as a single class for all purposes under this Indenture. The Notes and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes; PROVIDED, HOWEVER, that if the Notes are listed on any securities exchange such manner is permitted by the rules of such securities exchange.

          Initial Notes offered and sold to "QIBs" (Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act) in reliance on Rule 144A under the Securities Act ("Rule 144A") may be issued in the form of one or more permanent global Notes ("Global Notes") substantially in the form set forth in Section 203 and 204 (each, a "Restricted Global Note") deposited with the Trustee, as custodian for the Depositary or its nominee (in such capacity, the "Custodian"), and registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued in the form of a single permanent Global Note substantially in the form set forth in Sections 203 and 204 (the "Regulation S Global Note") deposited with the Custodian, and registered in the name of the Depositary or its nominee for the accounts of the Euroclear System ("Euroclear") and Cedel Bank, SOCIETE

ANONYME ("Cedel"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. On or prior to the end of the "40-day restricted period" within the meaning of Rule 903(c) of Regulation S, beneficial interests in the Regulation S Global Note may only be held through the Restricted Global Note. Any resale or transfer of beneficial interests in the Regulation S Global Note shall be made only pursuant to Rule 144A or Regulation S, after delivery to the Company by the transferor, if required by the Company, of the opinions, certification or other information described in
Section 312. The aggregate principal amount at maturity of the Regulation S Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

          Initial Notes transferred subsequent to the consummation of the Offering to Institutional Accredited Investors (as defined in Rule 501(a)(1),
(2), (3) and (7) under the Securities Act) which are not QIBs (excluding Non-U.S. Persons, as defined in Rule 902 under the Securities Act) shall be in the form of permanent certificated Notes in substantially the form set forth in Sections 203 and 204 (the "Certificated Notes"); PROVIDED, HOWEVER, that upon transfer of such Certificated Notes to a QIB or in accordance with Regulation S, such Certificated Notes will, unless the relevant Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 312.

          SECTION 202.  RESTRICTIVE LEGENDS.

          Unless and until (i) an Initial Note is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, (A) each Restricted Global Note and Certificated Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Regulation S Global Note shall bear the Private Placement Legend on the face thereof until at least 41 days after the date hereof (the "40-day restricted period"):

     THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE

     HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
     (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN
     A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN THE CASE OF (b), (c) OR (d), UPON AN OPINION OF COUNSEL IF THE ISSUER OR TRUSTEE, REGISTRAR OR TRANSFER AGENT FOR THE NOTES SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          SECTION 203.  FORM OF FACE OF NOTE.

                             FLEMING COMPANIES, INC.

                   10 5/8% Senior Subordinated Note due 2007      CUSIP ________

No. __________                                                         $________

          Fleming Companies, Inc., an Oklahoma corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ or registered assigns, the principal sum of
____________________ Dollars on July 31, 2007, at the office or agency of the Company referred to below, and to pay interest thereon from July 25, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January 31 and July 31 of each year, commencing January 30, 1998, at the rate of 10 5/8% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any, on), interest on, and Liquidated Damages on, if any, this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York (which initially will be the office of the Trustee maintained at 50 Broadway - 7th Floor, New York, New York 10004), or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the

Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, payment of interest in respect of Notes represented by Global Notes shall be made in accordance with procedures required by the Depositary.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

          Dated:                   FLEMING COMPANIES, INC.


                                   By
                                     ----------------------------------
Attest:


--------------------------------
          Secretary


          SECTION 204.  FORM OF REVERSE OF NOTE.

          This Note is one of a duly authorized issue of securities of the Company designated as its 10 5/8% Senior Subordinated Notes due 2007 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $250,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of July 25, 1997, among the Company, the Subsidiary Guarantors named therein and Manufacturers and Traders Trust Company, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes and the Note Guarantees, and of the terms upon which the Notes and the Note Guarantees are, and are to be, authenticated and delivered.

          The Notes are subject to redemption at the option of the Company, upon not less than 30 nor more than 60 days' notice at any time on or after July 31, 2002, as a whole or in part, at the election of the Company, at a Redemption Price equal to the percentage of the principal amount of the Notes set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable Redemption Date, if redeemed during the 12-month period beginning on July 31 of the years indicated below (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date):

          Year                   Redemption Price
          ----                   ----------------
          2002..................     105.313%
          2003..................     103.542%
          2004..................     101.771%
          2005 and thereafter...     100.000%

          In addition, up to 35% of the initial aggregate principal amount of the Notes may be redeemed on or prior to July 31, 2000, at the option of the Company, within 180 days of a Public Equity Offering with the net proceeds of such offering at a redemption price equal to 110 5/8% of the principal amount thereof, together with accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of redemption (subject to the right of Holders of record on relevant Record Dates to receive interest due on relevant Interest Payment Dates); PROVIDED that after giving effect to such redemption at least $162.5 million aggregate principal amount of the Notes remains outstanding.

          Upon the occurrence of a Change of Control Triggering Event, the Holder of this Note may require the Company, subject to certain limitations provided in the Indenture and to the extent not inconsistent with the Company's Bylaws as in effect on the date of the Indenture, to repurchase this Note at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of purchase.

          In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness of the Company and any Subsidiary Guarantor on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company and the Subsidiary Guarantors with certain conditions set forth therein, which provisions apply to this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Subsidiary Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company, maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to the time of due presentment of this Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

          Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

          In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of July 25, 1997 among the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                               FORM OF ASSIGNMENT


          FOR VALUE RECEIVED _____________________________________________hereby sell(s), assign(s) and transfer(s) unto ________________________________ (please insert name and social security or other identifying number of assignee) the within Note and hereby irrevocably constitutes and appoints ___________________ as agent to transfer the said Note on the books of the Company with the full power of substitution in the premises.

Dated:


----------------------------------
Signature(s)

Signature must be guaranteed by
a bank or trust company
or a member firm of a major stock
exchange


----------------------------------
Signature Guarantee

     NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

          SECTION 205.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          This is one of the Notes referred to in the within-mentioned
Indenture.

                                   MANUFACTURERS AND TRADERS TRUST COMPANY

                                                                      as Trustee

                                   By
                                     -------------------------------------------
                                             Authorized Signatory


                                  ARTICLE THREE

                                    THE NOTES

          SECTION 301.  TITLE AND TERMS.

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $250,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 303, 304, 305, 306, 801, 906, 1009, 1016 or 1108.

          The Initial Notes shall be known and designated as the "10 5/8% Senior Subordinated Notes due 2007" and the Exchange Notes shall be known as the "10 5/8% Series B Senior Subordinated Notes due 2007", in each case, of the Company. Their Stated Maturity shall be July 31, 2007, and they shall bear interest at the rate of 10 5/8% per annum from July 25, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on January 31 and July 31 of each year, commencing January 30, 1998 and at said Stated Maturity, until the principal thereof is paid or duly provided for.

          The principal of (and premium, if any, on), interest and Liquidated Damages, if any, on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; PROVIDED, HOWEVER, that, at the option of the Company, interest may be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Security Register. Notwithstanding the foregoing, payment of the principal of (and premium, if any, on), interest and Liquidated Damages, if any, on Notes represented by Global Notes shall be made in accordance with procedures required by the Depositary.

          The Notes shall be redeemable as provided in Article Eleven.

          SECTION 302.  DENOMINATIONS.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Notes shall be executed on behalf of the Company by its Chairman, any Vice Chairman, its President or a Vice President, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such

Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of a Responsible Officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

          SECTION 304.  TEMPORARY NOTES.

          Pending the preparation of definitive Notes, the Company may execute and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

          Furthermore, any Holder of the Restricted Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company and, pursuant to the Note Guarantees, the Subsidiary Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 303, 304, 801, 906, 1009 or 1108 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          SECTION 306.  MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

          If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and, pursuant to the Note Guarantees, the Subsidiary Guarantors, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 307.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; PROVIDED, HOWEVER, that each installment of interest may at the Company's option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Security Register. Notwithstanding the foregoing, payment of (and premium, if any, on), interest and Liquidated Damages, if any, on Notes represented by Global Notes shall be made in accordance with procedures required by the Depositary.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special

     Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date.

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 308.  PERSONS DEEMED OWNERS.

          Prior to the due presentment of a Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Subsidiary Guarantor, the Trustee or any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

          SECTION 309.  CANCELLATION.

          All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the

Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Notes be returned to it.

          SECTION 310.  COMPUTATION OF INTEREST.

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 311.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

          (a) The Company shall execute and the Trustee shall, in accordance with this Section 311, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary, (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Custodian and (c) bear legends as set forth in Section 202.

          Members of, or participants in the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 312. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees except that Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note in the following circumstances: (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days or (y) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes. In connection with a transfer of an entire Global Note to beneficial owners pursuant to this paragraph, the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of Certificated Notes of authorized denominations.

          (c) Any beneficial interest in a Global Note that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) Any Certificated Note delivered in exchange for an interest in the Restricted Global or Regulation S Global Note pursuant to paragraph (b) of this Section shall bear the Private Placement Legend if required by Section 202.

          SECTION 312.  TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES. If Certificated Notes are presented by a Holder to the Registrar with a request:

          (x)  to register the transfer of the Certificated Notes; or

          (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Certificated Notes presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing; and

          (ii) are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer or are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 312(b) or pursuant to clause (A) or

               (B) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such Certificated Notes are being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit A hereto); or

               (B) if such Certificated Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144, (y) in reliance on another exemption from the registration requirements of the Securities Act, or (z) to an Institutional Accredited Investor that is acquiring the Note for its own account or for the account of one or more other Institutional Accredited Investors, in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act: (i) a certification to that effect (in substantially the form of Exhibit A hereto) and such other certifications as the Trustee may reasonably request,
                    (ii) if applicable, a letter with respect to the transfer (in substantially the form of Exhibit C hereto) and (iii) in each case, an Opinion of Counsel if requested by the Company or the Trustee, Registrar or Transfer Agent as to the compliance with the restrictions set forth in the Private Placement Legend.

          (b) RESTRICTIONS ON TRANSFER OF A CERTIFICATED NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) certification from the Holder thereof (in substantially the form of Exhibit A hereto) that such Certificated Note is being transferred to (A) a QIB in accordance with Rule 144A or
               (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act and, in the case of clause A, certification from the purchaser thereof in substantially the form of Exhibit A hereto; and

          (ii) written instructions from the Holder thereof directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to the Regulation S Global Note or the Restricted Global Note, as the case may be, to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, such instructions to contain information regarding the Depositary account (or in the case of the Regulation S Global Note only, the Euroclear or Cedel account) to be credited with such increase;

then the Trustee shall cancel such Certificated Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian (including the rules of Euroclear and Cedel, if applicable), the aggregate principal amount of Notes represented by the Regulation S Global Note or the Restricted Global Note, as the case may be, to be increased by the aggregate principal amount of the Certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Global Note equal to the principal amount of the Certificated Note so cancelled. If no applicable Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Regulation S Global Note or Restricted Global Note, as the case may be, in the appropriate principal amount.

          (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. (i) The transfer and exchange of Global Notes or beneficial interests in Global Notes will be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor, including the rules and procedures of Euroclear and Cedel, if applicable. A transferor of a beneficial interest in a Global Note to another Global Note shall deliver to the Registrar:

          (A) if applicable, instructions given in accordance with the Depositary's procedures directing the Trustee to credit or cause to be credited a beneficial interest in the applicable Global
               Note in an amount equal to the beneficial interest in the Global Note to be exchanged; and

          (B) a written order given in accordance with the Depositary's procedures containing information regarding the Euroclear, Cedel or other participant account of the Depositary to be credited with such increase.

          The Registrar shall, in accordance with such instructions, instruct the Depositary to increase and reduce, as applicable, the principal amount of each applicable Global Note to the extent required and to credit to the account of the Person specified in such instructions a beneficial interest in the applicable Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

          (ii) Notwithstanding any other provisions of this Indenture, prior to the expiration of the "40-day restricted period", transfers of interests in the Regulation S Global

Note to "U.S. persons" (as defined in Regulation S) shall be limited to transfers to QIBs pursuant to Rule 144A which Persons shall thereby acquire a beneficial interest in the Restricted Global Note and in connection therewith the transferors shall provide a certification (in substantially the form of Exhibit A hereto) confirming the character of the transferee in connection with any transfers prior to the expiration of such period. The Company shall advise the Trustee as to the expiration of the "40-day restricted period" and the Trustee may rely conclusively thereon.

          (iii) in the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 311 prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with procedures as are substantially consistent with the provisions of this
Section 312 (including the certification requirements set forth on Exhibit A intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A CERTIFICATED NOTE. (i) Subject to Section 312(c)(iii), any person having a beneficial interest in a Global Note may transfer such beneficial interest to an Institutional Accredited Investor that is acquiring the Note for its own account or for the account of one or more other Institutional Accredited Investors, in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; PROVIDED, HOWEVER, that any written order or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Note shall be accompanied by (i) a certification from the transferee or transferor with respect to the transfer (in substantially the form of Exhibit A) and such other certifications as the Trustee may reasonably request, (ii) if applicable, a letter with respect to the transfer (in substantially the form of Exhibit C hereto) and (iii) an Opinion of Counsel if requested by the Company or the Trustee, Registrar or Transfer Agent as to the compliance with the Private Placement Legend.

     Upon receipt by the Trustee of such information and documents, the Trustee or the Custodian, at the direction of the Trustee, shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, including the rules and procedures of Euroclear or Cedel, if applicable, the aggregate principal amount of the Global Note to be reduced on its books and records and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Certificated Note.

     (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 312(d) shall be registered in such names and in such authorized denominations as Euroclear or Cedel, if applicable, and the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the persons in whose names such Notes are so registered in accordance with the instructions of the Depositary.

          (e) CERTAIN TRANSFERS IN CONNECTION WITH AND AFTER THE EXCHANGE OFFER. Notwithstanding any other provision of this Indenture: (i) no Exchange Note may be exchanged by the Holder thereof for an Initial Note; (ii) accrued and unpaid interest on the Initial Notes being exchanged in the Exchange Offer will be due and payable on the next Interest Payment Date for the Exchange Notes following the Exchange Offer; and (iii) interest on the Exchange Notes to be issued in the Exchange Offer will accrue from the date of the Exchange Offer.

          SECTION 313.  CUSIP NUMBERS.

          The Company may use "CUSIP" numbers in issuing the Notes (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such "CUSIP" numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such "CUSIP" numbers.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

          SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes issued under this Indenture) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1)  either

               (A)  all Notes theretofore authenticated and delivered (except
          (i) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment funds have theretofore been deposited in trust by the Company with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the

          Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Notes not theretofore delivered to the Trustee for cancellation

                    (i)  have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
               within one year, and

          either the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium and Liquidated Damages, if any, and interest to the date of such deposit;

          (2) the Company or any Subsidiary Guarantor has paid all other sums payable hereunder by the Company and any Subsidiary Guarantors; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

          SECTION 402.  APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                                    REMEDIES

          SECTION 501.  EVENTS OF DEFAULT.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest on the Notes issued under this Indenture when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Notes at its Maturity; or

          (3) (A) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in the immediately preceding clauses (1) and (2) or clauses (B) and (C) of this clause (3), and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; (B) default in the performance or breach of the provisions in Article Eight or Section 1016; or (C) the Company shall have failed to comply with the provisions of Section 1009 for any reason, including the inconsistency of such covenant with the Company's Bylaws as in effect on the date of this Indenture; or

          (4) (A) there shall have occurred any default in the payment of principal of any Indebtedness under any agreements, indentures (including any such default under the Notes due 2004 Indenture) or instruments under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $50 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived or (B) an event of default as defined in any of the agreements, indentures or instruments described in clause (A) of this clause (4) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (5) any Person entitled to take the actions described in this clause (5), after the occurrence of any event of default on Indebtedness in excess of $50 million in the aggregate of the Company or any Restricted Subsidiary, shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Restricted Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off) to retain in satisfaction of any Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements), pursuant to the terms of any agreement or instrument evidencing any such Indebtedness or in accordance with applicable law; or

          (6) any Note Guarantee of any Significant Subsidiary individually or any other Subsidiaries if such Restricted Subsidiaries in the aggregate represent at least 15% of the assets of the Company and its Restricted Subsidiaries on a Consolidated basis with respect to such Notes shall for any reason cease to be, or be asserted in writing by the Company, any Subsidiary Guarantor or any other Restricted Subsidiary of the Company, as applicable, not to be, in full force and effect, enforceable in accordance with its terms, except pursuant to the release of any such Note Guarantee in accordance with this Indenture; or

          (7) one or more judgments, orders or decrees for the payment of money in excess of $50 million (net of amounts covered by insurance, bond or similar instrument), either individually or in an aggregate amount, entered against the Company or any Restricted Subsidiary or any of their respective properties which is not discharged and either (A) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or
     (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

          (8) the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or
     (B) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the

     Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (9) (A) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (D) the Company or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (E) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (9).

          SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If an Event of Default (other than an Event of Default specified in Section 501(8) or 501(9)) shall occur and be continuing, then and in every such case the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes Outstanding by a notice in writing to the Company and to the Trustee may declare all amounts payable in respect of such Notes to be due and payable immediately, and upon any such declaration such amounts shall become immediately due and payable. If an Event of Default specified in Section 501(8) or 501(9) occurs and is continuing, then all amounts payable in respect of such Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind or annul such declaration if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

               (B)  all overdue interest on all Outstanding Notes, and

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

          (2) all Events of Default, other than the non-payment of principal of such Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

          SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company covenants that if

          (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 506.  APPLICATION OF MONEY COLLECTED.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under
     Section 606;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on,) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto.

          SECTION 507.  LIMITATION ON SUITS.

          No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee, for 60 days after its receipt of such notice, request and offer of reasonably satisfactory indemnity, has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in such Note, of the principal of (and premium, if any, on) and (subject to Section 307) interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and, subject to the provisions of Section 507, every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  CONTROL BY HOLDERS.

          The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

          SECTION 513.  WAIVER OF PAST DEFAULTS.

          The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

          (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 514.  WAIVER OF STAY OR EXTENSION LAWS.

          Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 515.  NOTICE OF DEFAULTS.

          Within ten days after the occurrence of any Default hereunder, the Company shall transmit in the manner and to the extent provided in TIA Section 313(c), notice to the Trustee of such Default hereunder known to the Company or any Subsidiary Guarantor, unless such Default shall have been cured or waived.

                                   ARTICLE SIX

                                   THE TRUSTEE

          SECTION 601.  NOTICE OF DEFAULTS.

          Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA
Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and PROVIDED FURTHER that in the case of any Default of the character specified in Section 501(3) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

          SECTION 602.  CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of TIA Sections 315(a) through 315(d):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled at all reasonable times to examine the books, records and premises of the Company and the Subsidiary Guarantors, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 603.  TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
NOTES.

          The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company or the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility of Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          SECTION 604.  MAY HOLD NOTES.

          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company and any Subsidiary Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

          SECTION 605.  MONEY HELD IN TRUST.

          Cash in United States dollars or U.S. Government Obligations held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any such cash or U.S. Government Obligations received by it hereunder except as otherwise agreed in writing with the Company or any Subsidiary Guarantor.

          SECTION 606.  COMPENSATION AND REIMBURSEMENT.

          The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance, administration or enforcement of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute indebtedness and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

          SECTION 607.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 608.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company addressed to the Company and the Subsidiary Guarantors. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company addressed to the Company and the Subsidiary Guarantors.

          (d)  If at any time:

          (1)  the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company, any Subsidiary Guarantor or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company, any Subsidiary Guarantor or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company, the Subsidiary Guarantors and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 609.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 610. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, PROVIDED such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


                                  ARTICLE SEVEN

    HOLDERS' LISTS AND REPORTS BY TRUSTEE, COMPANY AND SUBSIDIARY GUARANTORS

          SECTION 701.  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

          Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 702.  REPORTS BY TRUSTEE.

          Within 60 days after May 15 of each year commencing with the first
May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

          SECTION 703.  REPORTS BY COMPANY AND SUBSIDIARY GUARANTORS.

          The Company and each of the Subsidiary Guarantors shall:

          (1) file with the Trustee, within 15 days after the Company or such Subsidiary Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or such Subsidiary Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company or any of the Subsidiary Guarantors is not required to file information, documents or reports pursuant to either of said Sections, then they shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission;

PROVIDED, HOWEVER, that any Subsidiary Guarantor shall be relieved of its obligations under clauses (1) and (2) of this Section to the extent that it is relieved of its obligations under Section 13 or Section 15(d) of the Exchange Act by the Commission pursuant to the terms of any no-action letter addressed to the Company or such Subsidiary Guarantor from the staff of the Commission.


                                  ARTICLE EIGHT

                      CONSOLIDATION, MERGER, SALE OF ASSETS

          SECTION 801.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

          The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

          (1)  either

               (A) the Company shall be the surviving or continuing corporation or

               (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition, the properties and assets of the Company substantially as an entirety (the "Surviving Entity")

                     (i) shall be a corporation duly organized and validly
               existing under the laws of the United States, any state thereof or the District of Columbia and

                    (ii) shall, in any case, expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture, and this Indenture shall remain in full force and effect;

          (2) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary, the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

          (4) immediately after giving effect to such transaction on a PRO FORMA basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such PRO FORMA calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 1010;

          (5) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have, by supplemental indenture to this Indenture, confirmed that its respective Note Guarantees with respect to the Notes shall apply to such Person's obligations under this Indenture and the Notes;

          (6) if any property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of
     Section 1014 are complied with; and

          (7) the Company shall have delivered, or caused to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          SECTION 802.  SUCCESSOR SUBSTITUTED.

          Upon any consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction described in, and complying with the provisions of, Section 801 in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company, as the case may be, and the Company shall be discharged from all obligations and covenants under this Indenture and the Notes, PROVIDED that, in the case of a transfer by lease, the predecessor shall not be released from its obligations with respect to the payment of principal (premium, if any) and interest on the Notes.

          SECTION 803.  NOTES TO BE SECURED IN CERTAIN EVENTS.

          If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any conveyance, lease or transfer of the property of the Company substantially as an entirety to any other Person, any property or assets of the Company would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 1014 without equally and ratably securing the Notes, the Company, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such property or assets, secure the Notes Outstanding (together with, if the Company shall so determine any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Notes) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or will cause such Notes to be so secured.


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

          SECTION 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Company, the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Notes; or

          (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

          (3)  to add any additional Events of Default; or

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of
     Section 609; or

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; PROVIDED that such action shall not adversely affect the interests of the Holders in any material respect;

          (6)  to add new Subsidiary Guarantors pursuant to Section 1018;

          (7) to secure the Notes pursuant to the requirements of Section 803 or otherwise; or

          (8) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act.

          SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company, the Subsidiary Guarantors and the Trustee, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption or purchase thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
     Date), or

          (2) amend, change or modify the obligation of the Company to make and consummate a Change of Control Purchase Offer in the event of a Change of Control Triggering Event or modify any of the provisions or definitions with respect thereto, or

          (3) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

          (4) modify any of the provisions of this Section or Sections 513 and 1022, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

          (5) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Subsidiary Guarantor of any of its rights and obligations under this Indenture; or

          (6) amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes issued thereunder in right of payment to other Indebtedness of the Company or which subordinates any Note Guarantee in right of payment to other Indebtedness of the Subsidiary Guarantor issuing such Note Guarantee.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES.

          (a) In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          (b) Each Subsidiary Guarantor hereby appoints the Company as its attorney-in-fact to execute, on its behalf, any indenture supplemental hereto to be entered into solely for the purpose specified in Section 901(6).

          SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company and the Subsidiary Guarantors shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company and the Subsidiary Guarantors, to any such supplemental indenture may be prepared and executed by the Company and the Subsidiary Guarantors and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          SECTION 907.  NOTICE OF SUPPLEMENTAL INDENTURES.

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Sections 901 and 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture; PROVIDED, HOWEVER, that the Company shall not be required to give notice of any indenture supplemental hereto entered into solely for the purpose specified in Section 901(5), (6) or
(8), notice with respect to which shall be given by the Company when it is next required to give notice pursuant to this Section.

                                   ARTICLE TEN

                                    COVENANTS

          SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

          The Company covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Subsidiary Guarantor in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and each of the Subsidiary Guarantors hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. Unless otherwise specified with respect to the Notes as contemplated by Section 301, the Company hereby designates as a Place of Payment for the Notes the office or agency of the Trustee in the Borough of Manhattan, The City of New York, and initially appoints Manufacturers and Traders Trust Company, 50 Broadway - 7th Floor, New York, New York 10004, as Paying Agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 1003.  MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

          If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of (and premium, if any, on), or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

          The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004.  CORPORATE EXISTENCE.

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders. Notwithstanding anything to the contrary in this Section 1004, the Company shall be permitted to consolidate or merge any of its Restricted Subsidiaries with or into the Company or any Wholly Owned Subsidiary of the Company.

          SECTION 1005.  PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 1006.  MAINTENANCE OF PROPERTIES.

          The Company shall cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 1007.  INSURANCE.

          The Company shall at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

          SECTION 1008.  STATEMENT BY OFFICERS AS TO DEFAULT.

          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 1008, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          SECTION 1009. PURCHASE OF NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT.

          (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right, to the extent not inconsistent with the Company's Bylaws in effect on the date hereof, to require that the Company purchase such Holder's Notes in whole or in part in integral multiples of $1,000 (the "Change of Control Purchase Offer"), at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of purchase (the "Change of Control Purchase Date"), in accordance with the procedures set forth in paragraphs (c) and (d) of this Section.

          (b) Upon the occurrence of a Change of Control Triggering Event and prior to the mailing of the notice to Holders provided for in paragraph (c) below, the Company covenants to either (x) repay in full all Indebtedness under the New Credit Agreement or offer to repay in full all such Indebtedness and repay the Indebtedness of each of the Banks that has accepted such offer or (y) obtain any requisite consent under the New Credit Agreement to permit the purchase of the Notes as provided for in paragraph (c) below or take any other action as may be required under the New Credit Agreement to permit such purchase.

          (c) Within 30 days following any Change of Control Triggering Event, the Company shall notify the Trustee and give to each Holder of the Notes in the manner provided in Section 106 a notice stating:

          (1) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase in whole or in part such Holder's Notes at the Change of Control Purchase Price;

          (2) the circumstances and relevant facts regarding such Change of Control Triggering Event (including but not limited to information with respect to PRO FORMA historical income, cash flow and capitalization after giving effect to the Change of Control);

          (3) the Change of Control Purchase Date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with the Exchange Act;

          (4) that any Note, or portion thereof, not tendered will continue to accrue interest;

          (5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment of the Change of Control Purchase Price pursuant to the Change of Control Purchase Offer shall cease to accrue interest after the Change of Control Purchase Date; and

          (6) the instructions a Holder must follow in order to have its Notes purchased in accordance with paragraph (d) of this Section.

          (d) Holders electing to have Notes purchased will be required to surrender such Notes to the Company at the address specified in the notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than five Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (e) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and other applicable securities laws and regulations in connection with a Change of Control Purchase Offer.

          SECTION 1010.  LIMITATION ON INDEBTEDNESS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, the Company and the Subsidiary Guarantors may incur Indebtedness if, at the time of such event (and after giving effect on a PRO FORMA basis to (i) the incurrence of such Indebtedness and (if applicable) the application of the proceeds therefrom, including to refinance other Indebtedness; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any Company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period as if such acquisition or disposition had occurred at the beginning of such four-quarter period), the Consolidated Fixed Charge Coverage Ratio of the Company for the four full fiscal quarters immediately preceding such event, taken as one period and calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date, with such PRO FORMA adjustments as may be determined in accordance with GAAP and the rules, regulations and guidelines of the Commission (including without limitation Article 11 of Regulation S-X), would have been at least equal to 2.0 to 1 through July 31, 1999 and 2.25 to 1 thereafter.

          SECTION 1011.  LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to, the holders of, any Capital Stock of the Company or of any Restricted Subsidiary (other than dividends or distributions payable (x) solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary or in options, warrants or other rights to purchase such Qualified Capital Stock or (y) by a Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company or any Restricted Subsidiary or any options, warrants or other rights to acquire such Capital Stock held by any Person (other than the Company or any Wholly Owned Restricted Subsidiary of the Company);

         (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness or PARI PASSU Indebtedness of the Company or any Subsidiary Guarantor; or

          (iv) make any Investment (other than any Permitted Investment) in any Person

(such payments described in clauses (i) through (iv) and not excepted therefrom are collectively referred to herein as "Restricted Payments") unless at the time of and immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with Section 1010 and (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after the date of this Indenture, is less than the sum of (w) 50% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day of the quarter beginning after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (x) 100% of the aggregate net cash proceeds received by the Company as capital contributions or from the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Redeemable Capital Stock or debt securities that have been converted into Redeemable Capital Stock), plus
(y) any cash received by the Company after the date of initial issuance of the Notes as a dividend or distribution from any of its Unrestricted Subsidiaries less the cost of disposition and taxes, if any (but in each case excluding any such amounts included in Consolidated Net Income); plus (z) $50 million.

          (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (with respect to clauses (ii), (iii), (iv) and (vi) below) at the time of and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above;

          (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Redeemable Capital Stock, unless the redemption provisions of such Redeemable Capital Stock prohibit the redemption thereof prior to the date on which the Capital Stock to be acquired or retired was, by its terms, required to be redeemed);

         (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any PARI PASSU Indebtedness or Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Redeemable Capital Stock, unless the redemption provisions of such Redeemable Capital Stock prohibit the redemption thereof prior to the Stated Maturity of the Subordinated Indebtedness to be acquired or retired);

          (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of any PARI PASSU Indebtedness or Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence or sale (other than to a Restricted Subsidiary) of, new PARI PASSU Indebtedness or Subordinated Indebtedness of the Company so long as (A) the principal amount of such new PARI PASSU Indebtedness or Subordinated Indebtedness does not exceed the principal amount (or, if such PARI PASSU Indebtedness or Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the PARI PASSU Indebtedness or Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, PLUS the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the PARI PASSU Indebtedness or Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, PLUS the amount of reasonable expenses of the Company incurred in connection with such refinancing, (B) such new PARI PASSU Indebtedness or Subordinated Indebtedness is PARI PASSU or subordinated to the Notes to the same extent as such PARI PASSU Indebtedness or Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new PARI PASSU Indebtedness or Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes;

          (v) the payment of a dividend on the Company's Capital Stock (other than Redeemable Capital Stock) of up to $0.08 per quarter per share (or up to $0.32 per annum per share, PROVIDED that dividend payments may not be cumulated for more than four consecutive quarters); and

          (vi) the purchase, redemption or other acquisition or retirement for value of shares of Common Stock of the Company issued pursuant to non-qualified options granted under stock option plans of the Company, in order to pay withholding taxes due as a result of income recognized upon the exercise of such options; PROVIDED that (1) the Company is permitted, by the terms of such plans, to effect such purchase, redemption or other acquisition or retirement for value of such shares and (2) the aggregate consideration paid by the Company for such shares so purchased, redeemed or otherwise acquired or retired for value does not exceed $2 million during any fiscal year of the Company.

     The actions described in clauses (ii), (iii), (v) and (vi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph
(a).

          SECTION 1012.  LIMITATION ON LAYERING INDEBTEDNESS.

          Neither the Company nor any of Restricted Subsidiaries shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company or such Restricted Subsidiary, as the case may be, and senior in any respect in right of payment to the Notes or such Restricted Subsidiary's Note Guarantee.

          SECTION 1013. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (other than the Company, a Wholly Owned Restricted Subsidiary or (in connection with a Qualified TIPS Transaction) a Qualified Finance Subsidiary) (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate
Transaction has been approved by a majority of the Disinterested Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, both an Officers' Certificate referred to in clause (a) and an opinion as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing with total assets in excess of $1.0 billion; PROVIDED, HOWEVER, that this covenant shall not apply to (i) fees, compensation and employee benefits, including bonuses, retirement plans and stock options, paid to or established for directors and officers of the Company or any Restricted Subsidiary in the ordinary course of business and approved by a majority of the Disinterested Directors and (ii) the performance by the Company or any Restricted Subsidiary of its obligations under certain leases of real property outstanding on the date of the Indenture from PDM, Inc. covering 10 supermarket sites and a storage facility in Omaha, Nebraska as set forth on Schedule B attached hereto.

          SECTION 1014. LIMITATION ON LIENS SECURING PARI PASSU INDEBTEDNESS OR SUBORDINATED INDEBTEDNESS.

           (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing PARI PASSU Indebtedness or Subordinated Indebtedness of the Company on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (i) in the case of any Lien securing PARI PASSU Indebtedness of the Company, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to or PARI PASSU with such Lien and (ii) in the case of any Lien securing Subordinated Indebtedness of the Company, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

          (b) The Company shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing Indebtedness of such Restricted Subsidiary that is PARI PASSU or subordinate in right of payment to the Note Guarantee of such Restricted Subsidiary, on or with respect to any such Restricted Subsidiary's properties or assets, including any shares of stock or Indebtedness of any Subsidiary of such Restricted Subsidiary, whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (i) in the case of any Lien securing Indebtedness of the Restricted Subsidiary that is PARI PASSU in right of payment to the Note Guarantee of such Restricted Subsidiary, such Note Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to or PARI PASSU with such Lien and (ii) in the case of any Lien securing Indebtedness of the Restricted Subsidiary that is subordinate in right of payment to the Note Guarantee of such Restricted Subsidiary, such Note Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

          SECTION 1015. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries, (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, (iv) grant Liens in favor of Holders of Notes or (v) guarantee the Notes, except in each case for such encumbrances or restrictions existing under or by reason of (a) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture and listed on Schedule C attached thereto, (b) the New Credit Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increase, supplements, refunding, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increase, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the

Person, so acquired, (f) by reason of customary non-assignment provisions in existing and future leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired and
(h) restrictions incurred by the Company or any Restricted Subsidiary in connection with any Permitted Receivables Financing.

          SECTION 1016.  LIMITATION ON SALE OF ASSETS.

           (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless the Company or such Restricted Subsidiary, as the case may be, receives Permitted Consideration at the time of such Asset Sale at least equal to the Fair Market Value (as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of.

          (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary must within 370 days after the receipt of such Asset Sale, apply the Net Proceeds (i) to permanently reduce Senior Indebtedness of the Company or one or more Restricted Subsidiaries (and to correspondingly reduce commitments with respect thereto) or (ii) to make capital expenditures or acquire long-term assets used or useful in its businesses or in businesses similar or related to the businesses of the Company immediately prior to the date of this Indenture. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds exceeds $15 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer"), on a PRO RATA basis between the Notes and the Notes due 2004, to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Offered Price"). Within 30 Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall give to each Holder of the Notes, with a copy to the Trustee, in the manner provided in Section 106 a notice stating:

          (i) that the Holder has the right to require the Company to repurchase such Holder's Notes at the Offered Price, subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes and Notes due 2004 tendered;

          (ii) the date of purchase of Notes pursuant to the Asset Sale Offer (the "Asset Sale Purchase Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

         (iii) that the Offered Price shall be paid to Holders electing to have Notes purchased on the Asset Sale Purchase Date, PROVIDED that a Holder must surrender its Note to the Paying Agent at the address specified in the notice prior to the close of business at least five Business Days prior to the Asset Sale Purchase Date;

          (iv) any Note not tendered shall continue to accrue interest pursuant to its terms;

           (v) that unless the Company defaults in the payment of the Offered Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

          (vi) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, PROVIDED that the Company receives, not later than the close of business on the third Business Day preceding the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount and serial numbers of the Notes tendered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

         (vii) that the Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

        (viii) the instructions a Holder must follow in order to have his Notes purchased in accordance with this Section 1016.

          To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the Indenture). If the aggregate principal amount of Notes and Notes due 2004 surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Notes due 2004 to be purchased on a PRO RATA basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          Notwithstanding the foregoing provisions of this Section 1016, the Company and its Restricted Subsidiaries may sell or dispose of property, whether in the form of assets or capital stock of a Restricted Subsidiary, in the aggregate amount not exceeding $15 million in any year. Any notes received by the Company or its Restricted Subsidiaries as consideration in any disposition made pursuant to such $15 million exclusion from this Section 1016 shall not be taken into account in determining whether the $75 million limitation set forth in the definition of "Permitted Consideration" has been met.

          SECTION 1017. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale or other disposition is of all of the Capital Stock of such Restricted Subsidiary owned by the Company and its Restricted Subsidiaries and (b) such transaction is made in accordance with Section 1016, PROVIDED that 85% of the proceeds from such a sale of Capital Stock of any Restricted Subsidiary that is a Significant Subsidiary shall consist of cash or Temporary Cash Investments. Notwithstanding the foregoing or the provisions of any other covenant, the Company or any Restricted Subsidiary may sell Qualified Capital Stock of any Restricted Subsidiary in a Public Equity Offering, PROVIDED that (i) 100% of the Net Proceeds from such Public Equity Offering shall be in cash and shall be applied as provided in the provisions of Section 1016 and
(ii) the Tangible Assets of such Restricted Subsidiary do not exceed 10% of the Consolidated Tangible Assets of the Company, determined as of the last day of the quarter ending immediately before the commencement of such Public Equity Offering.

          SECTION 1018.  ADDITIONAL GUARANTEES.

          If (x) the Company or any of its Restricted Subsidiaries shall acquire or form a Restricted Subsidiary or (y) any existing majority-owned Restricted Subsidiary shall, after the date of the Indenture, guarantee any PARI PASSU Indebtedness or Subordinated Indebtedness of the Company or any Subsidiary Guarantor, the Company will cause any such Restricted Subsidiary (other than an Investee Store or Joint Venture, PROVIDED that such Investee Store or Joint Venture does not guarantee the PARI PASSU Indebtedness of any other Person) that is or becomes a Wholly Owned Restricted Subsidiary or that guarantees any PARI PASSU Indebtedness or Subordinated Indebtedness of the Company or any Subsidiary Guarantor to (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall guarantee all of the obligations of the Company with respect to the Notes on a senior subordinated basis and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that a supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture.

          SECTION 1019.  PROVISION OF FINANCIAL STATEMENTS; RULE 144A
INFORMATION.

          Whether or not required by the rules and regulations of the Commission, including the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report on the consolidated financial statements required by Form 10-K by the Company's independent certified public accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information with the Commission for public availability (unless the Commission shall not accept such a filing) and make such information available to investors or prospective investors who request it in writing.

          The Company shall furnish to the Holders or beneficial Holders of Notes and prospective purchasers of Notes designated by the Holders of Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company either exchanges all of the Initial Notes for the Exchange Notes or has registered all of the Initial Notes for resale under the Securities Act.

          SECTION 1020.  PAYMENT FOR CONSENT.

          The Company and each of its Restricted Subsidiaries are prohibited from, directly or indirectly, paying or causing to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

          SECTION 1021. TERMINATION OF CERTAIN COVENANTS IN EVENT OF INVESTMENT GRADE RATING.

           In the event that each of the Rating Categories assigned to the Notes of the Company by the Rating Agencies is Investment Grade, the provisions of Sections 1010,

1011, 1013, 1016, 1017 and 801(3) shall cease to apply to the Company and its Restricted Subsidiaries from and after the date on which the second of the Rating Agencies notifies the Company of the assignment of such Rating Category. Notwithstanding the foregoing, if the Rating Category assigned by either Rating Agency to the Notes should subsequently decline below Investment Grade, the foregoing covenants shall be reinstituted as and from the date of such rating decline.

          SECTION 1022.  WAIVER OF CERTAIN COVENANTS.

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 803 or Sections 1007 and 1008, 1010 through 1015, inclusive and 1017 through 1020, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

          SECTION 1101.  RIGHT OF REDEMPTION.

          The Notes may be redeemed, at the option of the Company, as a whole or from time to time in part, at any time on or after July 31, 2002, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest to the Redemption Date.

          Up to 35% of the initial aggregate principal amount of the Notes may be redeemed on or prior to July 31, 2000, at the option of the Company, within 180 days of a Public Equity Offering with the net proceeds of such offering at a redemption price equal to 110 5/8% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant Interest Payment Dates); PROVIDED that after giving effect to such redemption at least $162.5 million aggregate principal amount of the Notes remains outstanding.

          SECTION 1102.  APPLICABILITY OF ARTICLE.

          Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Company to redeem any Notes pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

          SECTION 1104.  SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

          If less than all the Notes are to be redeemed at any time, the particular Notes to be redeemed shall be selected on a PRO RATA basis by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; PROVIDED, HOWEVER, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          SECTION 1105.  NOTICE OF REDEMPTION.

          Notice of redemption shall be given in the manner provided for in
Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all Outstanding Notes are to be redeemed, the identification by CUSIP Numbers, if any (and, in the case of a partial redemption, the principal amounts), of the particular Notes to be redeemed,

          (4) if any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed,

          (5) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in
     Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

          On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, any Notes, or any portions thereof, to be redeemed on that date.

          SECTION 1107.  NOTES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest and Liquidated Damages, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest and Liquidated Damages, if any,) such Notes, or portions thereof, shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest and Liquidated Damages, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium and Liquidated Damages, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

          SECTION 1108.  NOTES REDEEMED IN PART.

          Any Note which is to be redeemed only in part (pursuant to the provisions of this Article shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                 ARTICLE TWELVE

                                 NOTE GUARANTEES

          SECTION 1201.  NOTE GUARANTEES.

          Subject to the provisions of this Article Twelve, each Subsidiary Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior basis to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on each Note, when and as the same shall become due and payable, whether at Stated Maturity or purchase upon a Change of Control Triggering Event or Asset Sale Offer, and whether by declaration of acceleration, a Change of Control Triggering Event, Asset Sale Offer, call for redemption or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture and
(ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity or purchase upon a Change of Control Triggering Event or Asset Sale Offer, and whether by declaration of acceleration, a Change of Control Triggering Event, Asset Sale Offer, call for redemption or otherwise (the obligations in clauses (i) and (ii) hereof being the "Guaranteed Obligations").

          Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Holders or the Trustee under the Notes and the Indenture but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by any Holder or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of the Company or a surety or guarantor.

          The Subsidiary Guarantors hereby waive diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever (except as specified above), and covenant that the Guaranteed Obligations will not be discharged as to any such Note except by payment in full of such Guaranteed Obligations and as provided in Sections 401, 1102, 1205 and 1206.

          Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor and the Holders, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article Five, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Company or any other Subsidiary Guarantor in respect of the Guaranteed Obligations, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Five, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Five, the Trustee shall promptly make a demand for payment on any Notes in respect of which the Guaranteed Obligations provided for in this Article Twelve are not discharged.

          Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under this Indenture, or any other document or instrument including, without limitation, any right of reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or in any other manner, payment or security on account of such claim or other rights. Each Subsidiary Guarantor shall be subrogated to all rights of the Holders of the Notes pursuant to any Note Guarantee against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of such Note pursuant to the provisions of this Indenture; PROVIDED, HOWEVER, that no Subsidiary Guarantor shall be entitled to enforce or to receive any payment arising out of, or based upon such right of subrogation until the principal of (and premium, if any) and interest on all Notes issued hereunder shall have been paid in full to the Holders entitled thereto. If any amount shall be paid to any Subsidiary Guarantor in violation of this paragraph and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee. Each Subsidiary Guarantor acknowledges that it shall receive direct and indirect benefits from the issuance of the Notes and that the waiver set forth in this
Section 1201 is knowingly made in contemplation of such benefits.

          SECTION 1202.  EXECUTION AND DELIVERY OF NOTE GUARANTEE.

          To further evidence the Note Guarantee set forth in Section 1201, each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form included in Exhibit B of this Indenture, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Note Guarantee shall be executed on behalf of each Subsidiary Guarantor by its Chairman, any Vice Chairman, its President or a Vice President and attested by its Secretary or Assistant Secretary, and shall have been duly authorized by all requisite corporate action. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Each Subsidiary Guarantor hereby agrees that its respective Note Guarantee set forth in Section 1201 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

          SECTION 1203.  OBLIGATIONS OF THE SUBSIDIARY GUARANTORS UNCONDITIONAL.

          Nothing contained in this Article Twelve, elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Subsidiary Guarantors and the Holders, the obligation of the Subsidiary Guarantors, which obligations are independent of the obligations of the Company under the Notes and this Indenture and are absolute and unconditional, to pay to the Holders the Guaranteed Obligations as and when the same shall become due and payable in accordance with the provisions of this Indenture, or is intended to or shall affect the relative rights of the Holders and creditors of the Subsidiary Guarantors, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture. Each payment to be made by any Subsidiary Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated.

          SECTION 1204.  RANKING OF NOTE GUARANTEES.

          Each Subsidiary Guarantor covenants and agrees, and each Holder by its acceptance thereof, likewise covenants and agrees, that each Note Guarantee will be an unsecured senior subordinated obligation of the Subsidiary Guarantor issuing such Note Guarantee, subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors, and ranking senior to or PARI PASSU in right of payment with all other existing and future Indebtedness of such Subsidiary Guarantor that is expressly subordinated to any Senior Subordinated Indebtedness of such Subsidiary Guarantor.

          SECTION 1205.  LIMITATION OF NOTE GUARANTEES.

          The Company and each Subsidiary Guarantor, and each Holder of a Note by his acceptance thereof, hereby confirm that it is the intention of all such parties that each Subsidiary Guarantor shall be liable under this Indenture only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law. To effectuate the foregoing intention, the Holders hereby irrevocably agree that in the event that any such Note Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under such Note Guarantee shall be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, permissible under the applicable fraudulent conveyance or similar law.

          SECTION 1206.  RELEASE OF SUBSIDIARY GUARANTORS.

          (a) Any Subsidiary Guarantor shall be released from and relieved of its obligations under this Article Twelve (1) upon defeasance in accordance with
Section 1302, (2) upon the payment in full of the Guaranteed Obligations, or (3) upon the sale by the Company or any Subsidiary of such Subsidiary Guarantor to any Person other than a Subsidiary of the Company, PROVIDED that such sale does not result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of

Counsel to the effect that the transaction giving rise to the release of such obligations was made by the Company in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantors from their obligations. If any of the Guaranteed Obligations are revived and reinstated after the termination of such Note Guarantee, then all of the obligations of the Subsidiary Guarantors under such Note Guarantee shall be revived and reinstated as if such Note Guarantee had not been terminated until such time as the Guaranteed Obligations are paid in full, and the Subsidiary Guarantors shall execute any documents reasonably satisfactory to the Trustee evidencing such revival and reinstatement.

          (b) Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor or all or substantially all of its assets to an entity which is not a Subsidiary Guarantor (and a Restricted Subsidiary) or the designation of a Restricted Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Sections 1016 and 1017), such Subsidiary Guarantor will be deemed released from its obligations under its Note Guarantee; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Restricted Subsidiary shall also terminate upon such release, sale or transfer. In addition, upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of such obligations was made in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of (and premium, if any) and interest on the Notes as provided in this Article Twelve.

          (c) Any Subsidiary Guarantor shall automatically be released from and relieved of its obligations under its Note Guarantee upon the sale or transfer of the Capital Stock of such Subsidiary Guarantor pursuant to or in lieu of foreclosure of any lien on the Capital Stock of such Subsidiary Guarantor existing in favor of any holder of Senior Indebtedness and, upon the request of any holder of Senior Indebtedness (or of any purchaser or transferee pursuant to or in lieu of such foreclosure), the Trustee shall execute any documents reasonably required to evidence the release of such Subsidiary Guarantor.

          SECTION 1207. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

          Except as set forth in Section 1206 and in Articles Eight and Ten hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or a Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or a Subsidiary Guarantor.

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1301. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at its option and at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

          SECTION 1302.  DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, the Company shall be deemed to have paid and discharged all obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in
(A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due or on the Redemption Date with respect to such Notes, as the case may be, (B) the Company's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and
(D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.

          SECTION 1303.  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company shall be released from its obligations under any covenant contained in Section 801(3) and Section 803 and in Sections 1004 through 1020 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3), 4, 5 and 7 but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 1304.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

          The following shall be the conditions to application of either
Section 1302 or Section 1303 to the Outstanding Notes:

          (1) the Company must irrevocably have deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it), in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, and premium, if any, and interest on the Outstanding Notes on the Stated Maturity or on an optional redemption date (such date being referred to as the "Defeasance Redemption Date"), as the case may be, if in the case of a Defeasance Redemption Date prior to electing to exercise either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Notes on such Defeasance Redemption Date;

          (2) in the case of an election under Section 1302, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (3) in the case of an election under Section 1303, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (8) and
     (9) of Section 501 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (5) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound;

          (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or any Subsidiary Guarantor over the other creditors of the Company or any Subsidiary Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Subsidiary Guarantor or others; and

          (7) the Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under
     Section 1303 (as the case may be) have been complied with.

          SECTION 1305. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

          Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1306.  REINSTATEMENT.

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1305, and the Company shall execute all documents reasonably satisfactory to the Trustee evidencing such revival and reinstatement; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE FOURTEEN

                             SUBORDINATION OF NOTES

          SECTION 1401.  NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.

          The Company covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Fourteen, the indebtedness represented by the Notes and the payment (by set-off or otherwise) of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes (including with respect to any repurchases of the Notes) will be subordinated in right of payment to the prior payment in full in cash, or at the option of the holders of Senior Indebtedness, in Temporary Cash Investments, of all Obligations in respect of Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter incurred; PROVIDED, HOWEVER, that the Notes, the indebtedness represented thereby and the payment of the principal of (and premium, if any), interest on and Liquidated Damages, if any, on the Notes, in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Indebtedness.

          SECTION 1402.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

          Upon any distribution to creditors of the Company or any Subsidiary Guarantor upon any total or partial liquidation, dissolution or winding up of the Company or such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Subsidiary Guarantor or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the Company's or such Subsidiary Guarantor's assets and liabilities,

          (1) the holders of Senior Indebtedness of the Company or such Subsidiary Guarantor will be entitled to receive payment in full in cash, or at the option of the holders of such Senior Indebtedness, in Temporary Cash Investments, of all Obligations due or to become due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders will be entitled to receive any payment of any kind or character with respect to the Notes; and

          (2) until all Obligations with respect to such Senior Indebtedness are paid in full in cash, or at the option of the holders of such Senior Indebtedness, in Temporary Cash Investments, any distribution of any kind or character to which the Holders of Notes would be entitled shall be made to the holders of such Senior Indebtedness (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described under Article Thirteen).

          The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

          SECTION 1403.  SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IN
DEFAULT.

          Unless Section 1402 shall be applicable, neither the Company nor any Subsidiary Guarantor shall make, directly or indirectly, (x) any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under Article Thirteen) or (y) acquire any of the Notes for cash or property or otherwise or make any other distribution with respect to the Notes if (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any amount of any Designated Senior Indebtedness (a "Payment Default") or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness (a "Non-Payment Default") that permits holders of, or the trustee or agent on behalf of the holders of, the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the trustee or agent on behalf of holders of any Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (a) in the case of a Payment Default, upon the date on which such default is cured or waived and (b) in case of a Non-Payment Default, the earlier of the date on which such Non-Payment Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless a Payment Default has occurred and is continuing, including as a result of the acceleration of the maturity of any Designated Senior Indebtedness. After a Payment Blockage Notice is given for a Non-Payment Default, no new period of payment blockage for a Non-Payment Default may be commenced unless and until
(i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of any Payment Blockage Notice which, in either case, would give rise to a default pursuant to any provision under which a default previously existed or was continuing shall constitute a new default for this purpose). Each Holder by its acceptance of a Note irrevocably agrees that if any payment or payments shall be made pursuant to this Indenture by the Company or a Subsidiary Guarantor and the amount or total amount of such payment or payments exceeds the amount, if any, that such Holder would be entitled to receive upon the proper application of the subordination provisions of this Indenture, the payment of such excess amount shall be deemed null and void, and the Holder agrees that it will be obligated to return the amount of the excess payment to the Trustee, as instructed in a written notice of such excess payment, within ten days of receiving such notice.

          SECTION 1404.  PAYMENT PERMITTED IF NO DEFAULT.

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1402 or under the conditions described in Section 1403, from making payments at any time of principal of (and premium, if any) or interest or Liquidated Damages, if any, on the Notes.

          SECTION 1405.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR
INDEBTEDNESS.

          Subject to the prior payment in full in cash of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

          SECTION 1406.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fourteen of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          SECTION 1407.  TRUSTEE TO EFFECTUATE SUBORDINATION.

          Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes. If upon any dissolution, winding up or reorganization of the Company, whether in bankruptcy, insolvency, receivership proceedings or otherwise, the Trustee does not file a claim in such proceedings prior to 30 days before the expiration of the time to file such claim, the holders of Senior Indebtedness or the Agents may file such a claim on behalf of the holders of the Notes.

          SECTION 1408.  NO WAIVER OF SUBORDINATION PROVISIONS.

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without in any way limiting the generality of Subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company or any other Person.

          SECTION 1409.  NOTICE TO TRUSTEE.

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company, the Agent or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

          (b) Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 1410. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          SECTION 1411. RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606.

          SECTION 1412.  ARTICLE APPLICABLE TO PAYING AGENTS.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 1411 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          SECTION 1413.  NO SUSPENSION OF REMEDIES.

          Nothing contained in this Article shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

          This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

          SECTION 1414. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall mistakenly, in the absence of gross negligence or willful misconduct, pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

          This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and the Company has caused its corporate seal to be hereunto affixed and attested, all as of the day and year first above written.


                                       FLEMING COMPANIES, INC.


                                       By  /s/ John M. Thompson
                                         ------------------------------------
                                         Name:  John M. Thompson
                                         Title: Vice President


Attest:  /s/ David R. Almond
       ---------------------------
       Name:  David R. Almond
       Title: Secretary

                                       MANUFACTURERS AND TRADERS
                                          TRUST COMPANY


                                       By  /s/ Russell T. Whitley
                                         ------------------------------------
                                         Name:  Russell T. Whitley
                                         Title: Assistant Vice President


                                         ABCO MARKETS INC.
                                         ABCO REALTY CORP.
                                         FLEMING FOREIGN SALES CORPORATION
                                         FLEMING INTERNATIONAL LTD.
                                         FLEMING SUPERMARKETS OF FLORIDA, INC.
                                         FLEMING TRANSPORTATION SERVICE, INC.
                                         FLEMING WHOLESALE, INC.
                                         GATEWAY INSURANCE AGENCY, INC.
                                         LAS, INC.
                                         PIGGLY WIGGLY COMPANY
                                         PROGRESSIVE REALTY, INC.
                                         RETAIL SUPERMARKETS, INC.
                                         RFS MARKETING SERVICES, INC.
                                         SCRIVNER TRANSPORTATION, INC.
                                         SMARTRANS, INC.
                                         UNIVERSITY FOODS, INC.

                                          Each, a Subsidiary Guarantor

                                          By  /s/ John M. Thompson
                                            ----------------------------------
                                            Name:  John M. Thompson
                                            Title: Vice President


Attest:

/s/ David R. Almond
----------------------------------
Secretary
David R. Almond

                                                                       EXHIBIT A


                CERTIFICATE TO BE DELIVERED UPON REGISTRATION OF
                          EXCHANGE OR TRANSFER OF NOTES

Re: 10 5/8% Senior Subordinated Notes due 2007 of Fleming Companies, Inc.

     This Certificate relates to $______ principal amount of Notes held in */ / global or */ / definitive form by ___________ (the "Transferor").

The Transferor*:

     / / has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by the Depositary, a Note or Notes in definitive, registered form, in the authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     / / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

     In connection with any transfer of any of the Notes occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

     (1)   / /      to the Company; or

     (2)   / /      pursuant to an effective registration statement under the
                    Securities Act; or

     (3)   / /      inside the United States to a "qualified institutional
                    buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

-------------------
*Check applicable box.

     (4)   / /      outside the United states in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

     (5)   / /      inside the United States to an institutional "accredited
                    investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of
                    Regulation D under the Securities Act) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee) and an opinion of counsel acceptable to the Company that such transfer is in compliance with the restrictions set forth in the legend on the Notes; or

     (6)   / /      pursuant to another available exemption from registration
                    provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes in the name of any person other than the registered holder thereof, provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.



Date:                              Your Name:
     -------------------------               ----------------------------------
                                          (Print your name exactly as it appears
                                                 on the face of the Note)

                              Your Signature:
                                             -----------------------------------
                                            (Sign exactly as your name appears
                                                       on the Note)

                              Social Security or Tax Identification No.:
                                                                        --------
                              Signature Guarantee**:
                                                    ----------------------------

-------------------
** Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      --------------------------               -------------------------------
                                               NOTICE: To be executed by an
                                               executive officer

                                                                      EXHIBIT B

                             FORM OF NOTE GUARANTEE


        For value received, the undersigned hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior subordinated basis to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, premium, if any, interest and Liquidated Damages, if any, on each Note, when and as the same shall become due and payable, whether at Stated Maturity or on a redemption date or pursuant to a Change of Control Purchase Offer or an Asset Sale Offer, and whether by declaration of acceleration, call for redemption, purchase or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and the Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity or on a redemption date or pursuant to a Change of Control Purchase Offer or an Asset Sale Offer, and whether by declaration of acceleration, call for redemption, purchase or otherwise (the obligations in clauses (i) and (ii) hereof being the "Guaranteed Obligations"). Capitalized terms used but not defined shall have the meanings ascribed to them in the Indenture dated as of July 25, 1997 among Fleming Companies, Inc., the Subsidiary Guarantors named therein and Manufacturers and Traders Trust Company.

        The Obligations of the Subsidiary Guarantors to the Holders of the Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article Twelve of the Indenture are incorporated herein by reference.

        In certain circumstances more fully described in the Indenture, any Subsidiary Guarantor may be released from its liability under this Note Guarantee, and any such release will be effective whether or not noted herein.

        This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        THIS GUARANTEE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Note Guarantee to be duly executed.

Date:


                                       ABCO MARKETS INC.
                                       ABCO REALTY CORP.
                                       FLEMING FOREIGN SALES CORPORATION
                                       FLEMING INTERNATIONAL LTD.
                                       FLEMING SUPERMARKETS OF FLORIDA, INC.
                                       FLEMING TRANSPORTATION SERVICE, INC.
                                       FLEMING WHOLESALE, INC.
                                       GATEWAY INSURANCE AGENCY, INC.
                                       LAS, INC.
                                       PIGGLY WIGGLY COMPANY
                                       PROGRESSIVE REALTY, INC.
                                       RETAIL SUPERMARKETS, INC.
                                       RFS MARKETING SERVICES, INC.
                                       SCRIVNER TRANSPORTATION, INC.
                                       SMARTRANS, INC.
                                       UNIVERSITY FOODS, INC.


Attest:                                     By:
                                               --------------------------------
                                               Name:
                                               Title:
------------------------------
Secretary

                                                                       EXHIBIT C


                FORM OF INSTITUTIONAL ACCREDITED INVESTOR LETTER




        In connection with our proposed purchase of $_______ aggregate principal amount of 10 1/2% Senior Subordinated Notes due 2004 and/or 10 5/8% Senior Subordinated Notes due 2007 (the "Notes") of FLEMING COMPANIES, INC., an Oklahoma corporation (the "Issuer"), we confirm that:

        1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuer, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in a form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1),
(2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clauses (d), (e) and (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.

        2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor", and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

        4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,



                                       ---------------------------------------
                                       By:  (Name of Purchaser)
                                       Date:


        Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:


Name:
     -----------------------------
Address:
        --------------------------
Taxpayer ID Number:
                   ---------------